UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------- X
                                                      :
IN RE                                                 :   CHAPTER 11 CASES NO.
                                                      :
MAGELLAN HEALTH SERVICES INC., ET AL.,                :   03-40515 (PCB)
                                                      :
                                         DEBTORS.     :
                                                      :   (JOINTLY ADMINISTERED)
----------------------------------------------------- X

               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


    WEIL, GOTSHAL & MANGES LLP
    767 Fifth Avenue
    New York, New York 10153
    (212) 310-8000


    Attorneys for the Debtors
      as Debtors and Debtors in Possession






                     Dated:  August 18, 2003


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                                TABLE OF CONTENTS

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SECTION 1.                DEFINITIONS AND INTERPRETATION.......................................................................1

           A.        Definitions...............................................................................................1

                     1.1.      Administrative Agent............................................................................1

                     1.2.      Administrative Expense Claim....................................................................1

                     1.3.      Aetna...........................................................................................1

                     1.4.      Aetna Amended MSA...............................................................................1

                     1.5.      Aetna Asset Purchase Agreement..................................................................2

                     1.6.      Aetna Claim.....................................................................................2

                     1.7.      Aetna Master Service Agreement..................................................................2

                     1.8.      Aetna Purchase Option...........................................................................2

                     1.9.      Aetna Registration Rights Agreement.............................................................2

                     1.10.     Allowed.........................................................................................2

                     1.11.     Alternate Treatment A...........................................................................3

                     1.12.     Alternate Treatment B...........................................................................3

                     1.13.     Amended Bylaws..................................................................................3

                     1.14.     Amended Certificate of Incorporation............................................................3

                     1.15.     Ballots.........................................................................................3

                     1.16.     Bankruptcy Code.................................................................................3

                     1.17.     Bankruptcy Court................................................................................3

                     1.18.     Bankruptcy Rules................................................................................3

                     1.19.     Business Day....................................................................................3

                     1.20.     Cash............................................................................................3

                     1.21.     Cash Distribution Amount........................................................................3

                     1.22.     Claim...........................................................................................4

                     1.23.     Class...........................................................................................4

                     1.24.     Class 8/Class 9 Distributable Share Amount......................................................4

                     1.25.     Class 13 Distributable Share Amount.............................................................4

                     1.26.     Class 14 Distributable Share Amount.............................................................4

                     1.27.     Collateral......................................................................................4

                     1.28.     Commencement Date...............................................................................4

                     1.29.     Confirmation Date...............................................................................4


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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                     1.30.     Confirmation Hearing............................................................................4

                     1.31.     Confirmation Order..............................................................................4

                     1.32.     Convenience Claim...............................................................................4

                     1.33.     Customer........................................................................................4

                     1.34.     Customer Claims.................................................................................4

                     1.35.     Debtors.........................................................................................5

                     1.36.     Disbursing Agent................................................................................5

                     1.37.     Disclosure Statement............................................................................5

                     1.38.     Disputed Claim..................................................................................5

                     1.39.     Distribution Record Date........................................................................5

                     1.40.     Effective Date..................................................................................5

                     1.41.     Equity Commitment Letter........................................................................5

                     1.42.     Equity Interest.................................................................................5

                     1.43.     Equity Investor.................................................................................6

                     1.44.     Equity Offering.................................................................................6

                     1.45.     Equity Subscription Rights......................................................................6

                     1.46.     Exercising Claimant.............................................................................6

                     1.47.     Exit Financing..................................................................................6

                     1.48.     Exit Issuers....................................................................................6

                     1.49.     Exit L/C Facility...............................................................................6

                     1.50.     Final Distribution Date.........................................................................6

                     1.51.     Final Order.....................................................................................6

                     1.52.     General Unsecured Claim.........................................................................6

                     1.53.     Houlihan Lokey..................................................................................7

                     1.54.     Indenture Trustee...............................................................................7

                     1.55.     Informal Committee..............................................................................7

                     1.56.     Intercompany Claim..............................................................................7

                     1.57.     Insured Claim...................................................................................7

                     1.58.     Interim Distribution Date.......................................................................7

                     1.59.     Investment......................................................................................7

                     1.60.     Issuing  Bank...................................................................................7

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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                            PAGE

                     1.61.     Magellan........................................................................................7

                     1.62.     Magellan Common Stock Interests.................................................................7

                     1.63.     Magellan Equity Interests.......................................................................7

                     1.64.     Magellan Preferred Stock Interests..............................................................7

                     1.65.     Maturity Date...................................................................................7

                     1.66.     Minimum Hold Condition..........................................................................7

                     1.67.     MVS Securities..................................................................................7

                     1.68.     New Aetna Note..................................................................................8

                     1.69.     New Aetna Warrant...............................................................................9

                     1.70.     New Common Stock................................................................................9

                     1.71.     New Facilities..................................................................................9

                     1.72.     New Management Incentive Plan ..................................................................9

                     1.73.     New Note Indenture..............................................................................9

                     1.74.     New Notes.......................................................................................9

                     1.75.     New Senior Secured Credit Agreement.............................................................9

                     1.76.     New Senior Secured Obligations.................................................................10

                     1.77.     New Tranche B Facility.........................................................................10

                     1.78.     New Tranche C Facility.........................................................................10

                     1.79.     New Warrants...................................................................................10

                     1.80.     Note Claim Percentage..........................................................................10

                     1.81.     Note Distribution Amount.......................................................................10

                     1.82.     Official Committee.............................................................................10

                     1.83.     Onex...........................................................................................10

                     1.84.     Other General Unsecured Claim..................................................................10

                     1.85.     Other General Unsecured Claim Percentage.......................................................10

                     1.86.     Other Secured Claim............................................................................10

                     1.87.     Partial Cash-Out Election......................................................................10

                     1.88.     Plan Documents.................................................................................10

                     1.89.     Plan of Reorganization.........................................................................11

                     1.90.     Plan Securities................................................................................11

                     1.91.     Plan Supplement................................................................................11

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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                            PAGE

                     1.92.     Priority Non-Tax Claim.........................................................................11

                     1.93.     Priority Tax Claim.............................................................................11

                     1.94.     Provider Claims................................................................................11

                     1.95.     Providers......................................................................................11

                     1.96.     Ratable Proportion.............................................................................11

                     1.97.     Registrable Securities.........................................................................11

                     1.98.     Registration Rights Agreement..................................................................12

                     1.99.     Reorganization Cases...........................................................................12

                     1.100.    Reorganized Debtors............................................................................12

                     1.101.    Reorganized Magellan...........................................................................12

                     1.102.    Rights Participation Claim Amount..............................................................12

                     1.103.    Rights Participation Disputed Claims List......................................................13

                     1.104.    Rollover Facility..............................................................................13

                     1.105.    Schedules......................................................................................13

                     1.106.    SEC............................................................................................13

                     1.107.    Secured Claim..................................................................................13

                     1.108.    Securities Act.................................................................................13

                     1.109.    Senior Lender Agents...........................................................................13

                     1.110.    Senior Lenders.................................................................................13

                     1.111.    Senior Note Claim..............................................................................13

                     1.112.    Senior Note Indenture..........................................................................13

                     1.113.    Senior Notes...................................................................................14

                     1.114.    Senior Secured Credit Agreement................................................................14

                     1.115.    Senior Secured Lender Claim....................................................................14

                     1.116.    Senior Subordinated Note Claim.................................................................14

                     1.117.    Senior Subordinated Note Indenture.............................................................14

                     1.118.    Senior Subordinated Notes......................................................................14

                     1.119.    Series A New Notes.............................................................................14

                     1.120.    Series B New Notes.............................................................................14

                     1.121.    Subject Lenders................................................................................14

                     1.122.    Subscription Agent.............................................................................14

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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                     1.123.    Subscription Commencement Date.................................................................15

                     1.124.    Subscription Expiration Date...................................................................15

                     1.125.    Subscription Form..............................................................................15

                     1.126.    Subscription Purchase Price....................................................................15

                     1.127.    Subscription Record Date.......................................................................15

                     1.128.    Subsidiary Equity Interests....................................................................15

           B.        Interpretation; Application of Definitions and Rules of Construction.....................................15

SECTION 2.                ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS...............................................16

                     2.1.      Administrative Expense Claims..................................................................16

                     2.2.      Compensation and Reimbursement Claims..........................................................16

                     2.3.      Priority Tax Claims............................................................................16

                     2.4.      Special Provisions Regarding the Indenture Trustees' Fees and Expenses.........................16

SECTION 3.                CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.......................................................17

                     3.1.      Classes........................................................................................18

SECTION 4.                TREATMENT OF CLAIMS AND EQUITY INTERESTS............................................................18

                     4.1.      Senior Secured Lender Claims (Class 1).........................................................18

                     4.2.      Other Secured Claims (Class 2).................................................................20

                     4.3.      Priority Non-Tax Claims (Class 3)..............................................................20

                     4.4.      Aetna Claim  (Class 4).........................................................................20

                     4.5.      Provider Claims (Class 5)......................................................................20

                     4.6.      Customer Claims (Class 6)......................................................................20

                     4.7.      Senior Note Claims (Class 7)...................................................................21

                     4.8.      Senior Subordinated Note Claims (Class 8)......................................................21

                     4.9.      Other General Unsecured Claims (Class 9).......................................................21

                     4.10.     Convenience Claims (Class 10)..................................................................22

                     4.11.     Intercompany Claims (Class 11).................................................................22

                     4.12.     Subsidiary Equity Interests (Class 12).........................................................22

                     4.13.     Magellan Preferred Stock Interests (Class 13)..................................................22

                     4.14.     Magellan Common Stock Interests (Class 14).....................................................23

                     4.15.     Nonconsensual Confirmation.....................................................................23

SECTION 5.                MEANS FOR IMPLEMENTATION............................................................................23

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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                            PAGE

                     5.1.      Deemed Consolidation of Debtors for Plan of Reorganization Purposes Only.......................23

                     5.2.      Authorization of Plan Securities...............................................................23

                     5.3.      Exit L/C Facility..............................................................................23

                     5.4.      Enforcement of Subordination...................................................................24

                     5.5.      Management Incentive Plan......................................................................24

                     5.6.      Release of Non-Debtor Affiliates...............................................................24

                     5.7.      Release of Representatives.....................................................................24

                     5.8.      Cancellation of Existing Securities and Agreements.............................................25

                     5.9.      Board of Directors.............................................................................25

                     5.10.     Corporate Action...............................................................................26

                     5.11.     Section 1145 Exemption.........................................................................27

                     5.12.     Subsidiary Guarantees..........................................................................27

                     5.13.     Aetna Amended MSA..............................................................................27

                     5.14.     Registration Rights Agreement..................................................................27

                     5.15.     NASDAQ Listing.................................................................................28

                     5.16.     Change in Fiscal Year..........................................................................28

                     5.17.     Issuance of New Notes, New Common Stock and Payment of Cash
                               and Equity Subscription Rights to Houlihan Lokey...............................................28

                     5.18.     Exit Financing.................................................................................28

                     5.19.     Investment.....................................................................................29

SECTION 6.                DISTRIBUTIONS.......................................................................................29

                     6.1.      Distribution Record Date.......................................................................29

                     6.2.      Date of Distributions..........................................................................29

                     6.3.      Distributions to Classes 7, 8 and 9............................................................30

                     6.4.      Disbursing Agent...............................................................................31

                     6.5.      Rights and Powers of Disbursing Agent..........................................................31

                     6.6.      Surrender of Instruments.......................................................................31

                     6.7.      Delivery of Distributions......................................................................31

                     6.8.      Manner of Payment Under Plan of Reorganization.................................................32

                     6.9.      Fractional Shares; Fractional Warrants; and New Notes
                               in Denominations of Less Than $1000;  Fractional Equity
                               Subscription Rights............................................................................32

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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                            PAGE

                     6.10.     Setoffs........................................................................................33

SECTION 7.                PROCEDURES FOR DISPUTED CLAIMS......................................................................33

                     7.1.      Objections to Claims...........................................................................33

                     7.2.      Payments and Distributions with Respect to Disputed Claims.....................................33

                     7.3.      Distributions After Allowance..................................................................34

                     7.4.      Estimation of Claims...........................................................................34

                     7.5.      Interest and Dividends.........................................................................34

SECTION 8.                EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................34

                     8.1.      General Treatment..............................................................................34
                     8.2.      Cure of Defaults...............................................................................35

                     8.3.      Rejection Claims...............................................................................35

                     8.4.      Senior Executives of Reorganized Magellan......................................................35

                     8.5.      Survival of the Debtors' Corporate Indemnities.................................................35

                     8.6.      Compensation and Benefit Programs..............................................................36

SECTION 9.                THE  EQUITY OFFERING ...............................................................................36

                     9.1.      Issuance of Equity Subscription Rights.........................................................36

                     9.2.      Subscription Period............................................................................37

                     9.3.      Subscription Price.............................................................................37

                     9.4.      Exercise of Equity Subscription Rights.........................................................37

                     9.5.      Transfer Restriction; Revocation...............................................................38

                     9.6.      Equity Investor................................................................................38

                     9.7.      Distribution of New Common Stock and MVS Securities............................................38

                     9.8.      Disputed Claims................................................................................38

                     9.9. Subsequent Adjustments to the Rights Participation Claim Amount; Cut Back in Equity Offering for Oversubscription 38

                     9.10.     No Interest....................................................................................39

                     9.11.     Validity of Exercise of Equity Subscription Rights.............................................39

                     9.12.     Use of Proceeds................................................................................39

SECTION 10.               CONDITIONS PRECEDENT................................................................................39

                     10.1.     Conditions Precedent to the Confirmation of the Plan of Reorganization.........................39

                     10.2.     Conditions Precedent to the Effective Date.....................................................40

                     10.3.     Effect of Failure of Conditions to Effective Date..............................................41



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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                            PAGE

SECTION 11.               EFFECT OF CONFIRMATION..............................................................................41

                     11.1.     Vesting of Assets..............................................................................41

                     11.2.     Discharge of Claims and Termination of Equity Interests........................................41

                     11.3.     Discharge of Debtors...........................................................................41

                     11.4.     Injunction.....................................................................................42

                     11.5.     Term of Injunctions or Stays...................................................................42

                     11.6.     Injunction Against Interference With Plan of Reorganization....................................42

                     11.7.     Exculpation....................................................................................42

                     11.8.     Retention of Causes of Action/Reservation of Rights............................................42

                     11.9.     No Impairment of Rights Under Exit Financing...................................................43

SECTION 12.               RETENTION OF JURISDICTION...........................................................................43

SECTION 13.               MISCELLANEOUS PROVISIONS............................................................................45

                     13.1.     Payment of Statutory Fees......................................................................45

                     13.2.     Retiree Benefits...............................................................................45

                     13.3.     Dissolution of Statutory Committee of Unsecured Creditors......................................45

                     13.4.     Substantial Consummation.......................................................................45

                     13.5.     Amendments.....................................................................................45

                     13.6.     Revocation or Withdrawal of the Plan of Reorganization.........................................46

                     13.7.     Severability...................................................................................46

                     13.8.     Governing Law..................................................................................46

                     13.9.     Time...........................................................................................46

                     13.10.    Notices........................................................................................46

                     13.11.    Section Headings...............................................................................47

                     13.12.    Exemption from Transfer Taxes..................................................................47

                     13.13.    Effectuating Documents and Further Transactions................................................47

                     13.14.    Injunction Regarding Worthless Stock Deductions................................................47

                     13.15.    Compliance with Tax Requirements...............................................................48

                     13.16.    Impairment of Rights of Exit Financing Lenders.................................................48

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                                      viii

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------X
IN RE                                              :      CHAPTER 11 CASE NO.
                                                   :
MAGELLAN HEALTH SERVICES, INC., ET AL.,            :      03-40515 (PCB)
                                                   :
DEBTORS.                                           :      (JOINTLY ADMINISTERED)
---------------------------------------------------X

               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

           Magellan Health Services, Inc., and the other debtors and debtors in possession set forth on Schedule A hereto propose the following joint chapter 11 Plan of Reorganization, pursuant to section 1121(a) of title 11 of the United States Code:

SECTION 1. DEFINITIONS AND INTERPRETATION

A. DEFINITIONS.

           The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

           1.1. ADMINISTRATIVE AGENT means JPMorgan Chase Bank, in its capacity as administrative agent under the Senior Secured Credit Agreement, or any successor administrative agent.

           1.2. ADMINISTRATIVE EXPENSE CLAIM means any Claim constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors' estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

           1.3. AETNA means Aetna Inc., formerly known as Aetna U.S. Healthcare, Inc.

           1.4. AETNA AMENDED MSA means the Aetna Master Service Agreement as amended by the Second Amendment dated as of March 11, 2003, which provides, among other things, (a) for the Aetna Purchase Option; (b) for a two-year extension of the Aetna Master Service Agreement (until December 31, 2005), which
(I) may be extended by Aetna in its sole discretion for an additional one year (until December 31, 2006) and (II) shall be extended for an additional one year (until December 31, 2006) if Aetna fails to exercise the Aetna Purchase Option prior to December 31, 2005; (c) for the delivery by Reorganized Magellan to Aetna of a letter of credit in the amount of $5 million to cover IBNR payments;
(d) that Magellan and Reorganized Magellan shall be subject to enhanced performance standards and shall take certain other actions to establish a stand alone business dedicated to serving Aetna, (e) that in settlement of the Aetna Claim, Reorganized Magellan, on the Effective Date, shall pay Aetna $15 million

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in Cash and shall issue to Aetna the New Aetna Note; (f) for Aetna granting
Magellan certain rights of exclusivity on terms and a timetable as mutually agreed between the parties; and (g) that as part of the consideration for Aetna entering into the Aetna Amended MSA Reorganized Magellan shall, on the Effective Date, issue and deliver to Aetna the New Aetna Warrant and enter into the Aetna Registration Rights Agreement. The Aetna Amended MSA will be set forth in the Plan Supplement. The Aetna Registration Rights Agreement and the security agreements and guarantees related to the New Aetna Note and the Aetna Purchase Option will be substantially in the form set forth in the Plan Supplement.

           1.5. AETNA ASSET PURCHASE AGREEMENT means the form of asset purchase agreement attached as Exhibit D to the Aetna Amended MSA.

           1.6. AETNA CLAIM means those Claims under Section 7 of the Aetna Master Service Agreement (before giving effect to the Aetna Amended MSA) which Claims are deemed Allowed hereunder in the amount of $60 million as of the Commencement Date.

           1.7. AETNA MASTER SERVICE AGREEMENT means the Master Service Agreement, dated as of August 5, 1997, by and among Aetna (on behalf of itself and all of its applicable affiliates (other than Human Affairs International, Incorporated ("HAI")), Magellan and HAI, as amended, supplemented or otherwise modified from time to time.

           1.8. AETNA PURCHASE OPTION means an option giving Aetna the right to purchase the Aetna-dedicated business unit as of December 31, 2005 (the assets and business subject to such option are set forth in the Aetna Asset Purchase Agreement), subject to the limitations set forth in the New Senior Secured Credit Agreement, for a purchase price of $30,000,000 plus $500 per outpatient provider, $2,500 per facility that provides partial hospitalization or intermediate care and $5,000 per facility providing inpatient care, in each case, that becomes part of the Aetna network as provided for in the Aetna Amended MSA and the Aetna Asset Purchase Agreement. In addition (i) Aetna may exercise the Aetna Purchase Option and purchase the Aetna-dedicated business unit prior to December 31, 2005 if specified events occur and (ii) in the event Aetna elects to extend the Aetna Amended MSA through December 31, 2006, Aetna shall be entitled to exercise the Aetna Purchase Option at specified times during the extension period. The obligations of Reorganized Magellan under the Aetna Purchase Option and the New Aetna Note will be guaranteed by those subsidiaries of Reorganized Magellan as are guaranteeing the New Facilities or the Exit Financing, as the case may be (which guaranty will be subordinated to the New Facilities or the Exit Financing, as the case may be (and any guarantees thereof), on terms that are satisfactory to the Administrative Agent (or the administrative agent under the Exit Financing) and Aetna) and secured by a "silent" second priority lien (i.e., a junior lien with only limited rights and remedies as to the collateral, on terms that are satisfactory to the Administrative Agent (or the administrative agent under the Exit Financing) and Aetna) on the assets of Reorganized Magellan and its subsidiaries which will secure the New Senior Secured Obligations or the Exit Financing. The terms and provisions of the Aetna Purchase Option are set forth in the Aetna Amended MSA and the Aetna Purchase Agreement. The guarantees and security agreement related to the Aetna Purchase Option and the New Aetna Note shall be substantially in the form set forth in the Plan Supplement.

           1.9. AETNA REGISTRATION RIGHTS AGREEMENT means the registration rights agreement related to the New Common Stock issued upon exercise of the New Aetna Warrant. The Aetna Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.

           1.10. ALLOWED means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any\ timely filed Claim as to which no objection to allowance has been interposed in accordance with Section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder of such Claim, or
(iii) any Claim expressly allowed by a Final Order or hereunder.

           1.11. ALTERNATE TREATMENT A means the treatment afforded the holders of Class 1 Claims (Senior Secured Claims) pursuant to Section 4.1(a)(i).

           1.12. ALTERNATE TREATMENT B means the treatment afforded the holders of Class 1 Claims (Senior Secured Claims) pursuant to Section 4.1(a)(ii).

           1.13. AMENDED BYLAWS means the Bylaws of Reorganized Magellan, as restated, and which shall be substantially in the form set forth in the Plan Supplement.

           1.14. AMENDED CERTIFICATE OF INCORPORATION means the Certificate of Incorporation of Reorganized Magellan, as amended and restated, and which shall be substantially in the form set forth in the Plan Supplement.

           1.15. BALLOTS means the form distributed to each holder of an impaired Claim entitled to vote, on which is to be indicated acceptance or rejection of the Plan of Reorganization.

           1.16. BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

           1.17. BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases under section 151 of title 28 of the United States Code.

           1.18. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

           1.19. BUSINESS DAY means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

           1.20. CASH means legal tender of the United States of America.

           1.21. CASH DISTRIBUTION AMOUNT means, as of the Effective Date, an amount of Cash to be paid to holders of Allowed Senior Note Claims and Allowed Other General Unsecured Claims as determined by Magellan prior to the Effective Date which shall be an amount not less than (a) an amount equal to (i) the accrued and unpaid interest in respect of the Senior Notes through the Effective Date (which includes any penalties for failure to register the Senior Notes at a rate of 10 3/8% per annum since the last payment of interest on account of the Senior Notes) divided by (ii) the Note Claim Percentage and not more than (b) $50 million; provided, however, that if the Class 1 Claims (Senior Secured Claims) receive Alternate Treatment A, the Cash Distribution Amount shall be the amount set forth in clause (a) above but in no case more than $50 million.

           1.22. CLAIM has the meaning set forth in section 101 of the Bankruptcy Code.

           1.23. CLASS means any group of Claims or Equity Interests classified by the Plan of Reorganization pursuant to section 1122(a) of the Bankruptcy Code.

           1.24. CLASS 8/CLASS 9 DISTRIBUTABLE SHARE AMOUNT means 9,927,406 shares of New Common Stock; provided, however, that if the Plan is accepted by Class 8 and Class 9, the Class 8/Class 9 Distributable Share Amount shall be 9,679,221.

           1.25. CLASS 13 DISTRIBUTABLE SHARE AMOUNT means the number of shares of New Common Stock distributable to Class 13 such that the Allowed Claims in such Class receive 2% of the total shares of New Common Stock distributable to Classes 8, 9, 13 and 14 (but not any shares distributable to such Classes in respect of their participation in the Equity Offering); provided that if the Plan is not accepted by Class 8 and Class 9, the Class 13 Distributable Share Amount will be zero.

           1.26. CLASS 14 DISTRIBUTABLE SHARE AMOUNT means the number of shares of New Common Stock distributable to Class 14 such that the Allowed Claims in such Class receive 0.5% of the total shares of New Common Stock distributable to Classes 8, 9, 13 and 14 (but not any shares distributable to such Classes in respect of their participation in the Equity Offering); provided that if the Plan is not accepted by Class 8 and Class 9, the Class 14 Distributable Share Amount will be zero.

           1.27. COLLATERAL means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

           1.28. COMMENCEMENT DATE means the date on which the Debtors commenced the Reorganization Cases.

           1.29. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

           1.30. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

           1.31. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

           1.32. CONVENIENCE CLAIM means any prepetition unsecured Claim against any Debtor that, but for being defined as a Convenience Claim, would be an Other General Unsecured Claim, and that is Allowed in an amount of $500 or less, or is reduced to $500 by the election of the holder thereof on such holder's Ballot.

           1.33. CUSTOMER means third parties for whom the Debtors and/or their subsidiaries provide services (i.e., insurance companies, corporate clients, governments and others).

           1.34. CUSTOMER CLAIMS means Claims against the Debtor (including Aetna), for amounts due pursuant to service contracts (or any guaranties related to such service contracts) between the Debtors (and/or their subsidiaries) and those insurance companies, corporate clients and other customers who pay the Debtors and/or their subsidiaries for services, which Claims include, among other charges, profit sharing, reimbursement, performance penalties, retroactive membership adjustments, indemnification and/or other claims for damages and other payments that would be required to be made if such contracts were assumed under section 365 of the Bankruptcy Code. Customer Claims do not include any Aetna Claim or any other Claims related to service contracts that have terminated or for which a notice of termination has been received by Magellan or any of its subsidiaries on or prior to the Effective Date.

           1.35. DEBTORS means Magellan and each of the entities listed on Schedule A.

           1.36. DISBURSING AGENT means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under
Section 6.4 hereof.

           1.37. DISCLOSURE STATEMENT means the disclosure statement related to this Plan of Reorganization filed by the Debtors with the Bankruptcy Court, as such disclosure statement may be amended, modified or supplemented.

           1.38. DISPUTED CLAIM means any Claim which has not been Allowed pursuant to the Plan of Reorganization or a Final Order, and

           (a) if no proof of claim has been filed by the applicable deadline:
(i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or Reorganized Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

           (b) if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors or the Reorganized Debtors which has not been withdrawn or determined by a Final Order.

           1.39. DISTRIBUTION RECORD DATE means, with respect to all Classes (other than Class 8, 9 and 14) the date of the Confirmation Order and with respect to Classes 8, 9 and 14 (the Debtors' public debt and equity securities), the Distribution Record Date shall be the date of mailing documentation relating to distributions under the Plan.

           1.40. EFFECTIVE DATE means a Business Day on or after the Confirmation Date specified by Magellan on which (i) no stay of the Confirmation Order is in effect, and (ii) the conditions to the effectiveness of the Plan of Reorganization specified in Section 10.2 hereof have been satisfied or waived.

           1.41. EQUITY COMMITMENT LETTER means the letter, dated July 14, 2003, by and between Magellan and the Equity Investor and any subsequent definitive subscription agreement by and between Magellan and the Equity Investor, to the extent such subscription agreement supersedes the July 14, 2003 letter, in each case that sets forth the terms and conditions upon which the Equity Investor has agreed to purchase MVS Securities.

           1.42. EQUITY INTEREST means the interest of any holder of an equity security of any of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

           1.43. EQUITY INVESTOR means Onex. For purposes hereof, the entity actually making the purchase of the MVS Securities will be Onex American Holdings II LLC, a Delaware limited liability company, and a subsidiary of Onex. All references to Equity Investor in that context will refer to Onex American Holdings II LLC.

           1.44. EQUITY OFFERING means the offering of 2,631,579 shares of New Common Stock pursuant to the Equity Subscription Rights as described in SECTION 9 hereof.

           1.45. EQUITY SUBSCRIPTION RIGHTS means the rights to subscribe for up to 2,631,579 shares of New Common Stock, in the aggregate, to be offered to holders of Senior Subordinated Note Claims (Class 8), Other General Unsecured Claims (Class 9) and Houlihan Lokey as set forth in SECTION 9 hereof. Each Equity Subscription Right will have an exercise price as set forth in Section
9.3 hereof, payable in Cash, and, upon exercise and payment, a holder thereof will receive one (1) share of New Common Stock.

           1.46. EXERCISING CLAIMANT means the holder of a Senior Subordinated Note Claim within Class 8 hereof or an Other General Unsecured Claim within or potentially within Class 9 hereunder or Houlihan Lokey, that has timely exercised the Equity Subscription Rights, if any, that such holder was entitled to exercise on account of such Claim to the extent of its Rights Participation Claim Amount.

           1.47. EXIT FINANCING has the meaning specified in Section 5.18 hereof.

           1.48. EXIT ISSUERS has the meaning specified in Section 5.3 hereof.

           1.49. EXIT L/C FACILITY has the meaning specified in Section 5.3 hereof.

           1.50. FINAL DISTRIBUTION DATE means, in the event there exist on the Effective Date any Disputed Claims classified in Class 9 (Other General Unsecured Claims), a date selected by the Reorganized Debtors, in their sole discretion, after which all such Disputed Claims have been resolved by Final Order.

           1.51. FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

           1.52. GENERAL UNSECURED CLAIM means any Claim against any of the Debtors (including any Senior Subordinated Note Claim or Senior Note Claim) that
(a) is not an Other Secured Claim, Senior Secured Lender Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, the Aetna Claim, Convenience Claim, Intercompany Claim, Provider Claim, or Customer Claim, or (b) is otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.

           1.53. HOULIHAN LOKEY has the meaning set forth in Section 5.17 hereof.

           1.54. INDENTURE TRUSTEE has the meaning set forth in Section 2.4 hereof.

           1.55. INFORMAL COMMITTEE means the Informal Committee of certain holders of Senior Notes and Senior Subordinated Notes.

           1.56. INTERCOMPANY CLAIM means a Claim held by Magellan or a wholly-owned subsidiary of Magellan against Magellan or another wholly-owned Debtor.

           1.57. INSURED CLAIM means any Claim arising from an incident or occurrence that is covered under any of the Debtors' insurance policies.

           1.58. INTERIM DISTRIBUTION DATE means, in the event there exist on the Effective Date any Disputed Claims classified in Class 9 (Other General Unsecured Claims), each successive three month anniversary of the Effective Date until the Final Distribution Date.

           1.59. INVESTMENT means the purchase of the MVS Securities by the Equity Investor pursuant to the terms of the Equity Commitment Letter.

           1.60. ISSUING BANK has the meaning set forth in the Senior Secured Credit Agreement.

           1.61. MAGELLAN means Magellan Health Services, Inc., a Delaware corporation, the parent debtor or debtor in possession, as the context requires.

           1.62. MAGELLAN COMMON STOCK INTERESTS means existing Equity Interests of Magellan represented by the authorized common stock issued by Magellan, or any option, warrant, or right, contractual or otherwise, to acquire any such Equity Interest (other than any Magellan Preferred Stock Interests).

           1.63. MAGELLAN EQUITY INTERESTS means, collectively, the Magellan Common Stock Interests and the Magellan Preferred Stock Interests.

           1.64. MAGELLAN PREFERRED STOCK INTERESTS means existing Equity Interests of Magellan represented by the shares of Series A Redeemable Preferred Stock issued by Magellan.

           1.65. MATURITY DATE has the meaning set forth in Section 4.1 hereof.

           1.66. MINIMUM HOLD CONDITION means, at any time, (i) the number of outstanding MVS Securities at such time is at least 15.33% of the total number of MVS Securities and shares of New Common Stock issued on the Effective Date and (ii) the number of outstanding MVS Securities at such time is at least 10% of the aggregate number of MVS Securities and shares of New Common Stock then outstanding. The Minimum Hold Condition is not met if, at any time, clause (i) or clause (ii) of this definition is not satisfied.

           1.67. MVS SECURITIES means the shares of multiple voting common stock of Reorganized Magellan, par value of $0.01 per share, authorized and to be issued hereunder on the Effective Date in connection herewith. The MVS Securities will be a different class of common stock of Reorganized Magellan than the New Common Stock. The MVS Securities will be issued to the Equity

Investor pursuant to the terms of the Equity Commitment Letter. Each share of MVS Securities and each share of New Common Stock will be identical in all respects, except with respect to voting and except that (a) the MVS Securities will be convertible into New Common Stock, as provided in the Amended Certificate of Incorporation and (b) the Equity Investor and its affiliates (including any entity to which MVS Securities could be transferred without conversion pursuant to the penultimate sentence of this section) may convert shares of New Common Stock that they may acquire into the same number of shares of MVS Securities unless no MVS Securities are then outstanding. Pursuant to the terms of the Equity Commitment Letter, the Equity Investor shall receive shares of MVS Securities on the Effective Date, which MVS Securities shall be entitled to exercise 50% of the voting rights pertaining to all of Reorganized Magellan's outstanding common stock (including the New Common Stock and the MVS Securities). The MVS Securities shall be convertible into the same number of shares of New Common Stock upon the transfer of the MVS Securities to any person other than the Equity Investor, Onex, Onex Partners LP, a Delaware limited partnership ("Onex Partners"), or an entity controlled by Onex or Onex Partners (including a change of control of any entity other than Onex or Onex Partners owning the MVS Securities so that it is no longer controlled by Onex or Onex Partners). Onex shall be deemed to control any entity controlled by Mr. Gerald
W. Schwartz so long as Mr. Schwartz controls Onex. All MVS Securities shall cease to have any special voting rights (i.e., each share of MVS Securities and New Common Stock shall have one vote per share and shall vote together on all matters submitted to stockholders, including the election of all members of the Board of Directors of Reorganized Magellan, as a single class) if the Minimum Hold Condition is, at any time, not met.

           1.68. NEW AETNA NOTE means a note to be issued by Reorganized Magellan to Aetna on the Effective Date in the aggregate principal amount of $45 million plus an amount equal to the aggregate amount of accrued and unpaid interest on the $60 million Aetna Claim from February 15, 2003 through the Effective Date with an interest rate of the Alternate Base Rate (as defined in the New Senior Secured Credit Agreement and as set forth in Section 4.1 hereof) plus 3.25% per annum payable quarterly with a final maturity on December 31, 2005 (or earlier upon a closing under the Aetna Asset Purchase Agreement); provided that (i) obligations of Aetna under the Aetna Purchase Option shall be payable through an offset of payment obligations under the New Aetna Note by way of a dollar for dollar reduction in the amount of principal and accrued and unpaid interest due on the New Aetna Note (with Reorganized Magellan paying any remaining amounts of principal and accrued and unpaid interest due on the New Aetna Note in Cash) as set forth in more detail in the Aetna Amended MSA, the Aetna Asset Purchase Agreement and the New Aetna Note, subject to the limitations set forth in the New Senior Secured Credit Agreement, (ii) if, prior to December 31, 2005, the Aetna Master Service Agreement is extended to December 31, 2006, then (A) Reorganized Magellan shall pay to Aetna on December 31, 2005, 50% of the outstanding principal amount on account of the New Aetna Note plus accrued and unpaid interest and (B) the final maturity on the remaining principal (and accrued and unpaid interest) will be December 31, 2006. The obligations of Reorganized Magellan under the Aetna Purchase Option and the New Aetna Note will be guaranteed by those subsidiaries of Reorganized Magellan as are guaranteeing the New Facilities or the Exit Financing, as the case may be (which guaranty will be subordinated to the New Facilities or the Exit Financing, as the case may be (and any guarantees thereof), on terms that are satisfactory to the Administrative Agent (or the administrative agent under the Exit Financing) and Aetna) and secured by a "silent" second priority lien (i.e., a junior lien with only limited rights and remedies as to the collateral, on terms that are satisfactory to the Administrative Agent (or the administrative agent under the Exit Financing) and Aetna) on the assets of Reorganized Magellan and its subsidiaries which will secure the New Senior Secured Obligations or the Exit Financing. The New Aetna Note, as well as the guarantees and security agreements related thereto, shall be substantially in the form as set forth in the Plan Supplement.

           1.69. NEW AETNA WARRANT means a warrant to purchase 1.0% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock issued upon exercise of the New Warrants, and the New Aetna Warrants or in connection with the Equity Offering, the Investment or the New Management Incentive Plan). The New Aetna Warrant shall be exercisable on or after January 1, 2006 and expire on the fifth anniversary of the Effective Date and shall have an exercise price equal to the per share value of the New Common Stock set forth in the Disclosure Statement (or approximately $24.10 per share). The form of the warrant agreement governing the New Aetna Warrant shall be substantially in the form set forth in the Plan Supplement.

           1.70. NEW COMMON STOCK means the shares of common stock of Reorganized Magellan, par value of $0.01, authorized and to be issued hereunder on the Effective Date in connection herewith (but shall not include the MVS Securities).

           1.71. NEW FACILITIES has the meaning set forth in Section 4.1 hereof.

           1.72. NEW MANAGEMENT INCENTIVE PLAN means a management incentive plan for certain employees of the Reorganized Debtors, which plan will provide for options to purchase up to a number of shares of New Common Stock equal to 10% of the shares of New Common Stock outstanding as of the Effective Date (including New Common Stock issued upon exercise of the Equity Subscription Rights and New Common Stock issued upon conversion of the MVS Securities issued in connection with the Investment).

           1.73. NEW NOTE INDENTURE means the Indenture, dated as of the Effective Date, between Reorganized Magellan and HSBC Bank or another indenture trustee acceptable to Reorganized Magellan pursuant to which the New Notes shall be issued. The New Note Indenture shall be substantially in the form as set forth in the Plan Supplement and shall be reasonably satisfactory to the Official Committee.

           1.74. NEW NOTES means notes in the aggregate principal amount not to exceed $300 million less the Cash Distribution Amount, the terms of which shall be governed by the New Note Indenture. The New Notes shall be unsecured obligations of Reorganized Magellan. The New Notes shall bear interest at the rate of 9-?% per annum and will have a final maturity of November 15, 2008. The New Notes shall be contractually subordinated solely to the New Senior Secured Obligations, if the Class 1 Claims receive Alternate Treatment A, and the obligations under the Exit Financing if the Class 1 Claims receive Alternate Treatment B; provided further that Reorganized Magellan agrees to use its reasonable best efforts to cause the Exit Financing to have terms which do not require that the New Notes be contractually subordinated to any debts or claims. The interest payment dates shall be the same dates as interest is paid on the existing Senior Notes. The New Notes shall have substantially the same terms as the existing Senior Notes. The New Notes issued to holders of Allowed Claims in Class 7 (Senior Note Claims) will be of a different series than those issued to the holders of Allowed Claims in Class 9 (Other General Unsecured Claims) and to Houlihan Lokey pursuant to Section 5.17 hereof. The New Notes issued to Class 7 (Senior Note Claims) will be the Series A Notes and the New Notes issued to Class 9 (Other General Unsecured Claims) and to Houlihan Lokey will be the Series B Notes.

           1.75. NEW SENIOR SECURED CREDIT AGREEMENT means the Credit Agreement, dated as of the Effective Date, between Reorganized Magellan and JPMorgan Chase Bank, as Administrative Agent, which shall be substantially in the form set forth in the Plan Supplement, which sets forth the terms of the New Facilities and all related security agreements, guarantees and other loan documents to be executed in connection therewith.

           1.76. NEW SENIOR SECURED OBLIGATIONS means the obligations of Reorganized Magellan under the New Facilities.

           1.77. NEW TRANCHE B FACILITY has the meaning set forth in Section 4.1 hereof.

           1.78. NEW TRANCHE C FACILITY has the meaning set forth in Section 4.1 hereof.

           1.79. NEW WARRANTS means warrants to purchase a number of shares of the New Common Stock equal to the sum of the Class 13 Distributable Share Amount and the Class 14 Distributable Share Amount. The New Warrants shall expire on the seventh anniversary of the Effective Date and shall have an exercise price equal to $625 million divided by the number of shares of New Common Stock issued to holders of Senior Subordinated Note Claims hereunder (without regard to the New Common Stock issued upon consummation of the Equity Offering and the Investment) (or approximately $69.46 per share). The form of the warrant agreement governing the New Warrants shall be substantially in the form set forth in the Plan Supplement.

           1.80. NOTE CLAIM PERCENTAGE means a percentage equal to (a) the Allowed Senior Note Claims and the Allowed Senior Subordinated Note Claims divided by (b) the aggregate of the Allowed Senior Note Claims, the Allowed Senior Subordinated Note Claims and the Allowed Other General Unsecured Claims.

           1.81. NOTE DISTRIBUTION AMOUNT means, with respect to each $1,000 of Allowed Other General Unsecured Claim, an amount equal to (a) the product of (i) $1,000 and (ii) a fraction equal to (A) the aggregate amount of the Senior Note Claims (including any interest that would have accrued on the Senior Notes through the Effective Date but for the occurrence of the Commencement Date at a rate of 10 3/8% per annum) divided by (B) the sum of (1) the Allowed Senior Note Claims and (2) Allowed Senior Subordinated Note Claims LESS (b) the Ratable Proportion of the Cash Distribution Amount allocable to a holder of a $1,000 Allowed Other General Unsecured Claim.

           1.82. OFFICIAL COMMITTEE means the statutory committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code in the Reorganization Cases.

           1.83. ONEX means Onex Corporation, a corporation organized and existing under the laws of the Province of Ontario, Canada.

           1.84. OTHER GENERAL UNSECURED CLAIM means any General Unsecured Claim against any of the Debtors not constituting a Senior Subordinated Note Claim or a Senior Note Claim.

           1.85. OTHER GENERAL UNSECURED CLAIM PERCENTAGE means a percentage equal to 100% less the Note Claim Percentage.

           1.86. OTHER SECURED CLAIM means any Secured Claim against any of the Debtors not constituting a Senior Secured Lender Claim.

           1.87. PARTIAL CASH-OUT ELECTION means the election by a holder of an Allowed Senior Subordinated Note Claim or an Allowed Other General Unsecured Claim to receive $22.50 per share in Cash in lieu of the shares of New Common Stock such holder otherwise would be entitled to receive under the Plan of Reorganization, subject to the limitation set forth in Sections 4.8 and 4.9 hereof.

           1.88. PLAN DOCUMENTS means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan of

Reorganization on the Effective Date, including but not limited to (i) the Amended Bylaws, (ii) the Amended Certificate of Incorporation, (iii) the New Senior Secured Credit Agreement, (iv) the New Note Indenture, (v) the New Warrants, (vi) the New Management Incentive Plan, (vii) the New Aetna Note,
(viii) the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option (and any related intercreditor agreement(s)), (ix) the New Aetna Warrant, (xi) the Aetna Amended MSA, (xii) the Registration Rights Agreement, (xiii) the Aetna Registration Rights Agreement and (xiv) the Equity Commitment Letter. Each of the Plan Documents to be entered into as of the Effective Date will be filed in draft form in the Plan Supplement (other than the Aetna Amended MSA and the Equity Commitment Letter, which are final, executed agreements).

           1.89. PLAN OF REORGANIZATION means this joint chapter 11 plan of reorganization, including the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

           1.90. PLAN SECURITIES means, collectively, the New Notes, the New Aetna Note, the New Common Stock, the MVS Securities, the Equity Subscription Rights and the New Warrants.

           1.91. PLAN SUPPLEMENT means a supplemental appendix to the Plan of Reorganization that will contain the draft form of the Plan Documents to be entered into as of the Effective Date, to be filed no later than ten (10) days before the date of the Confirmation Hearing, and in any event no later than 5 days prior to the last date by which votes to accept or reject the Plan of Reorganization must be submitted. Documents to be included in the Plan Supplement will be posted at www.magellanhealth.com as they become available, but no later than 5 days prior to the last date by which votes to accept or reject the Plan of Reorganization must be submitted.

           1.92. PRIORITY NON-TAX CLAIM means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5),
(6), (7), or (9) of the Bankruptcy Code.

           1.93. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.94. PROVIDER CLAIMS means Claims made by Providers against any of the Debtors for payment of behavioral health services rendered by such Providers which are required to be paid by the Debtors.

           1.95. PROVIDERS means psychiatrists, psychologists, licensed clinical social workers, marriage and family therapists, licensed clinical professional counselors and others (including facilities such as psychiatric hospitals and outpatient facilities) who provide behavioral health services to the Debtors' members and who are, or have been, part of the Debtors' provider network or who are otherwise entitled to reimbursement from the Debtors. The term "Providers" shall also include individual mental health physicians whose primary purpose is to evaluate treatment provided or proposed for the Debtors' members and make recommendations to the Debtors regarding the medical necessity and appropriateness of that treatment.

           1.96. RATABLE PROPORTION means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the same Class.

           1.97. REGISTRABLE SECURITIES has the meaning set forth in Section
5.14 hereof.

           1.98. REGISTRATION RIGHTS AGREEMENT means that certain registration rights agreement to be entered into by Reorganized Magellan as of the Effective Date for the benefit of the holders of Registrable Securities with substantially the terms and conditions set forth in Section 5.14 hereof. The Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.

           1.99. REORGANIZATION CASES means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on March 11, 2003 in the United States District Court for the Southern District of New York and styled In re Magellan Health Services, Inc., et al., 03-40515 (PCB).

           1.100. REORGANIZED DEBTORS means Reorganized Magellan and each of the Debtors listed on Schedule A hereto, as reorganized as of the Effective Date in accordance with the Plan of Reorganization.

           1.101. REORGANIZED MAGELLAN means Magellan, as reorganized as of the Effective Date in accordance with the Plan of Reorganization.

           1.102. RIGHTS PARTICIPATION CLAIM AMOUNT means, with respect to a holder of a Senior Subordinated Note Claim (Class 8) or an Other General Unsecured Claim (Class 9):

           (a) in the case of a Senior Subordinated Note Claim (Class 8), the amount of such Senior Subordinated Note Claim; and

           (b) in the case of an Other General Unsecured Claim,

                    (i) if (x) such Other General Unsecured Claim is a Disputed
               Claim as of the Subscription Record Date (other than by reason that the amount listed on the Schedules is different from that listed on the proof of claim or because no amount is listed on the Schedules) OR (y) such Other General Unsecured Claim is listed on the Rights Participation Disputed Claims List attached hereto as Schedule B, then the Rights Participation Claim Amount shall be zero, unless otherwise determined by the Bankruptcy Court (including by motion by the holder of such Other General Unsecured Claim) on or before the Subscription Expiration Date;

                    (ii) if such Other General Unsecured Claim is not a Disputed
               Claim as of the Subscription Record Date and is not listed on the Rights Participation Disputed Claims List attached hereto as Schedule B, the Rights Participation Claim Amount with respect to such Other General Unsecured Claim shall be the amount set forth in the Schedules; and

                    (iii) if such Other General Unsecured Claim is a Disputed
               Claim as of the Subscription Record Date because no amount is listed on the Schedules and such Other General Unsecured Claim is not listed on the Rights Participation Disputed Claims List attached hereto as Schedule B, then the Rights Participation Claim Amount with respect to such Other General Unsecured Claim shall be the amount set forth on the related proof of claim of such claimant;

                    (iv) if such Other General Unsecured Claim is a Disputed
               Claim as of the Subscription Record Date because a different amount is listed on the Schedules than what is listed on the proof of claim with respect to such Other General Unsecured Claim and such Other General Unsecured Claim is not listed on the Rights Participation Disputed Claims List attached hereto as

               Schedule B, then the Rights Participation Claim Amount with respect to such Other General Unsecured Claim shall be the amount set forth on the Schedules, unless otherwise determined by the Bankruptcy Court (including by motion by the holder of such Other General Unsecured Claim) on or before the Subscription Expiration Date;

           ; provided that if the Debtors or Reorganized Debtors or any other party in interest has interposed an objection or request for estimation with respect to an Other General Unsecured Claim which has not been withdrawn or determined by a Final Order on or before the Subscription Record Date, the Rights Participation Claim Amount with respect to such Other General Unsecured Claim shall be the portion, if any, of such Other General Unsecured Claim to which no objection has been interposed.

           1.103. RIGHTS PARTICIPATION DISPUTED CLAIMS LIST means the Other General Unsecured Claims identified by the Debtors on Schedule B hereto with respect to their Rights Participation Claim Amount for purposes of Section 9 hereof.

           1.104. ROLLOVER FACILITY has the meaning set forth in Section 4.1 hereof.

           1.105. SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

           1.106. SEC has the meaning set forth in Section 5.14 hereof.

           1.107. SECURED CLAIM means a Claim to the extent (i) secured by Collateral, the amount of which Claim is equal to or less than the value of such Collateral (A) as set forth in the Plan of Reorganization, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

           1.108. SECURITIES ACT means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

           1.109. SENIOR LENDER AGENTS means collectively, the Administrative Agent, the Syndication Agent, the Collateral Agent and the Documentation Agent, each as defined in the Senior Secured Credit Agreement.

           1.110. SENIOR LENDERS means the Lenders, the Issuing Banks and the Senior Lender Agents as defined in the Senior Secured Credit Agreement.

           1.111. SENIOR NOTE CLAIM means any Claim against Magellan arising under or in connection with the Senior Note Indenture and the notes issued thereunder (which shall include all penalties under the Senior Note Indenture for non-registration of the Senior Notes which, with interest due on such Senior Notes, shall be at a combined rate of interest of 10 3/8% from the interest payment immediately preceding the Commencement Date through the Effective Date).

           1.112. SENIOR NOTE INDENTURE means the Indenture, dated as of May 31, 2001, between Magellan and HSBC Bank, Inc., as trustee, and all documents and instruments related thereto, as amended or modified from time to time pursuant to which the Senior Notes were issued.

           1.113. SENIOR NOTES means the $250,000,000 of 9 3/8% Senior Notes due 2007 issued under the Senior Note Indenture.

           1.114. SENIOR SECURED CREDIT AGREEMENT means that certain Credit Agreement dated as of February 12, 1998, as amended or modified, among Magellan; Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of Magellan that is a "Subsidiary Borrower" pursuant to Section 2.23 of the Senior Secured Credit Agreement; the Lenders (as defined in Article I of the Senior Secured Credit Agreement); JPMorgan Chase Bank, formerly The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank"); Wachovia Bank, National Association, formerly First Union National Bank, a national banking association, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank"); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank" and, together with JPMorgan Chase Bank and Wachovia Bank, National Association, each in its capacity as an issuing bank, the "Issuing Banks") and all documents and instruments related thereto.

           1.115. SENIOR SECURED LENDER CLAIM means any Claim against any of the Debtors based on, related to or arising under the Senior Secured Credit Agreement (inclusive of postpetition interest) net of all Cash payments made by the Debtors to the holders of such Claims on account of interest and letter of credit fees on or after the Commencement Date.

           1.116. SENIOR SUBORDINATED NOTE CLAIM means any Claim against Magellan arising under or in connection with the Senior Subordinated Note Indenture and the notes issued thereunder.

           1.117. SENIOR SUBORDINATED NOTE INDENTURE means the Indenture, dated as of February 12, 1998, between Magellan and Bank One Trust Company, N.A, as trustee, and all documents and instruments related thereto, as amended or modified from time to time pursuant to which the Senior Subordinated Notes were issued.

           1.118. SENIOR SUBORDINATED NOTES means the $625,000,000 of 9% Senior Subordinated Notes due 2008 issued under the Senior Subordinated Note Indenture.

           1.119. SERIES A NEW NOTES means the New Notes issued to Class 7 (Senior Note Claims).

           1.120. SERIES B NEW NOTES means the New Notes issued to Class 9 (Other General Unsecured Claims) and to Houlihan Lokey.

           1.121. SUBJECT LENDERS means the Senior Lenders holding a majority of the Senior Secured Lender Claims of those Senior Lenders who executed a lock-up agreement with the Debtors agreeing to vote for the first amended plan of reorganization of the Debtors dated March 26, 2003; provided that if the Exit Financing is consummated, Subject Lenders shall mean the administrative agent under the Exit Financing.

           1.122. SUBSCRIPTION AGENT means the entity(ies) engaged by the Debtors to administer the Equity Offering.

           1.123. SUBSCRIPTION COMMENCEMENT DATE means the date ballots and Subscription Forms are mailed to holders of Claims.

           1.124. SUBSCRIPTION EXPIRATION DATE means the deadline for voting on the Plan (September 30, 2003), unless extended by Magellan in its sole discretion.

           1.125. SUBSCRIPTION FORM means the form to be used by a holder of Equity Subscription Rights to exercise such Equity Subscription Rights.

           1.126. SUBSCRIPTION PURCHASE PRICE means the purchase price that an Exercising Claimant must pay in order to exercise its Equity Subscription Rights and purchase the New Common Stock pursuant thereto in accordance with SECTION 9 hereof, which price shall be equal to the Subscription Price set forth in
Section 9.3 hereof.

           1.127. SUBSCRIPTION RECORD DATE means the record date for voting on the Plan.

           1.128. SUBSIDIARY EQUITY INTERESTS means any Equity Interests in the Debtors (other than Magellan) owned by Magellan or any of its subsidiaries.

B. INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

           Unless otherwise specified, all section or exhibit references in the Plan of Reorganization are to the respective section in, or exhibit to, the Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan of Reorganization as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan of Reorganization. In the event that a particular term of this Plan of Reorganization (including any exhibits or schedules hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of this Plan of Reorganization or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto.

        SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

           2.1. ADMINISTRATIVE EXPENSE CLAIMS.

           Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

           2.2. COMPENSATION AND REIMBURSEMENT CLAIMS.

           All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (x) the Effective Date, and (y) five days after the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors. The Debtors or the Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

           2.3. PRIORITY TAX CLAIMS.

           Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to five percent (5%), over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

           2.4. SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEES' FEES AND EXPENSES.

           (a) The reasonable fees and expenses of each trustee under the Senior
Note Indenture and the Senior Subordinated Note Indenture (an "Indenture Trustee") (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustees) shall be paid in accordance with the procedures established in this Section 2.4. Provided that such fees and expenses are paid in Cash in full by Magellan or Reorganized Magellan, distributions received by holders of Allowed Senior Note Claims or Allowed Senior Subordinated Note Claims pursuant to this Plan of Reorganization will not be reduced on account of the payment of any of the Indenture Trustee's fees and expenses.

           (b) Ten (10) days after the entry of an order approving the Disclosure Statement, each Indenture Trustee will submit to Magellan and the Official Committee a detailed statement of the fees and expenses incurred by such Indenture Trustee through the date of approval of the Disclosure Statement (whether incurred prior or subsequent to the Commencement Date) (the "First Invoice") and an estimate of fees expected to be incurred thereafter (the "Estimated Invoice"). Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the notes or the claimed amount of such fees and expenses. Unless the Debtor files an objection to the First Invoice five days before the deadline for filing objections to the Plan, the Debtor will pay the First Invoice on or prior to the Effective Date. If an objection is filed, the objection shall be heard at the Confirmation Hearing. If the objection has not been ruled upon by the Court or otherwise resolved by the Effective Date, the Debtor will pay the undisputed portion of the First Invoice on the Effective Date and reserve an amount of funds sufficient to pay the disputed portion, until the objection is resolved. The Debtor will reserve an amount of funds sufficient to pay the Estimated Invoice until all the fees and expenses of the Indenture Trustees are paid or all objections resolved as contemplated by this Section 2.4.

           (c) No later than thirty (30) days after the Effective Date, or as soon thereafter as may be practical, each Indenture Trustee will deliver to Reorganized Magellan a final invoice for its reasonable fees and expenses incurred through the Effective Date. Reorganized Magellan will have a period of thirty (30) days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity its objections to particular charges. If no objection is received by the Indenture Trustee within thirty (30) days after the Indenture Trustee provided Reorganized Magellan with its final invoice, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court. If Reorganized Magellan timely advises the Indenture Trustee in writing that it objects to all or a portion of such fees, which objection states with specificity its objection to particular charges, (i) Reorganized Magellan shall pay the undisputed portion of the fees and expenses, and (ii) such Indenture Trustee may submit the disputed portion to the Bankruptcy Court for resolution. The Indenture Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to section 330 or 503(b) of the Bankruptcy Code.

           (d) Each Indenture Trustee's charging lien will be discharged solely upon payment in full of such fees and expenses and termination of the Indenture Trustee's duties. Accordingly, nothing herein shall be deemed to impair, waive, or discharge the Indenture Trustee's charging lien for any fees and expenses not paid by Reorganized Magellan. Pursuant to Section 6.5(b) hereof, each Indenture Trustee shall be entitled to its fees and expenses incurred after the Effective Date as a Disbursing Agent.

           SECTION 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

           The following tables designate the Classes of Claims against and Equity Interests in the Debtors and specify which of those Classes are (i) impaired or unimpaired by the Plan of Reorganization, (ii) entitled to vote to accept or reject the Plan of Reorganization in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan of Reorganization.

           3.1. CLASSES.

------------------- ------------------------------------------------------------ ------------------ ------------------------------
      Class                                 Designation                             Impairment                Entitled
                                                                                                               to Vote
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 1             Senior Secured Lender Claims                                 Impaired                        Yes
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 2             Other Secured Claims                                         Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 3             Priority Non-Tax Claims                                      Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 4             Aetna Claim                                                  Impaired                        Yes
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 5             Provider Claims                                              Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 6             Customer Claims                                              Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 7             Senior Note Claims                                           Impaired                        Yes
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 8             Senior Subordinated Note Claims                              Impaired                        Yes
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 9             Other General Unsecured Claims                               Impaired                        Yes
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 10            Convenience Claims                                           Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 11            Intercompany Claims                                          Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 12            Subsidiary Equity Interests                                  Unimpaired                      No
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 13            Magellan Preferred Stock Interests                           Impaired             Yes (deemed to reject if
                                                                                                    Classes 8 or 9 do not accept
                                                                                                                Plan)
------------------- ------------------------------------------------------------ ------------------ ------------------------------
Class 14            Magellan Common Stock Interests                              Impaired             Yes (deemed to reject if
                                                                                                    Classes 8 or 9 do not accept
                                                                                                                Plan)
------------------- ------------------------------------------------------------ ------------------ ------------------------------


           SECTION 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

           4.1. SENIOR SECURED LENDER CLAIMS (CLASS 1).

           (a) In General. At the option of the Debtors, the holders of the Senior Secured Lender Claims shall receive either (i) Cash in the amount of $50 million and the New Senior Secured Obligations or (ii) Cash in the amount of their Allowed Claims to the extent such Allowed Claims are for amounts other than amounts which represent undrawn letters of credit under the Senior Secured Credit Agreement and Cash and/or a standby letter of credit from a financial institution reasonably satisfactory to the Administrative Agent (which letter of credit shall be in form and substance satisfactory to the Administrative Agent) in an amount equal to 105% of such Allowed Claim representing undrawn letters of credit under the Senior Secured Credit Agreement. The New Senior Secured Obligations shall be governed by the New Senior Secured Credit Agreement, which shall be substantially in the form as set forth in the Plan Supplement. The Senior Secured Lender Claims shall be Allowed in the following amounts:
$120,324,657.07 on account of Revolving Loans and unreimbursed letter of credit disbursements and issued but undrawn letters of credit under the Senior Secured Credit Agreement as of the Commencement Date (including unreimbursed drawings made under letters of credit under the Senior Secured Credit Agreement to the extent drawn after the Commencement Date and prior to the Effective Date), $57,881,095.64 on account of Tranche B Term Loans under the Senior Secured Credit Agreement and $57,881,095.97 on account of Tranche C Term Loans under the Senior Secured Credit Agreement; provided that such Allowed Claims shall be reduced to the extent (i) such Allowed Claims have been paid in Cash or (ii) such Allowed Claims relate to letters of credit which have expired since the Commencement Date and no related draw has been made thereunder.

           (b) Treatment Under Section 4.1(a)(i) of the Plan. If the holders of Senior Secured Lender Claims receive the distribution set forth in Section 4.1(a)(i) above,

                    (i) The New Facilities. The New Facilities shall consist of:

                         (1) A Rollover Facility in an aggregate principal
                    amount of $94,841,522.84, which amount includes unreimbursed letter of credit disbursements and issued but undrawn letters of credit under the New Senior Secured Credit Agreement (the "Rollover Facility"). Letters of Credit outstanding under the Rollover Facility will remain outstanding and will be subject to renewal as provided in the New Senior Secured Credit Agreement;

                         (2) A Tranche B Term Loan Facility in an aggregate
                    principal amount of $45,622,662.79 (the "New Tranche B Facility"); and

                         (3) A Tranche C Term Loan Facility in an aggregate
                    principal amount of $45,622,663.05 (the "New Tranche C Facility" and, together with the New Tranche B Facility, the "New Term Loan Facilities" and, the New Term Loan Facilities, together with the Rollover Facility, the "New Facilities");

                    provided that such amounts shall be reduced, as appropriate, to take into account the extent to which (i) such related Allowed Senior Secured Claims have been paid in Cash or (ii) such related Allowed Senior Secured Claims relate to letters of credit which have expired since the Commencement Date and no related draw has been made thereunder.

           (ii) Treatment of Loans and Letters of Credit under Senior Secured Credit Agreement. On the Effective Date, Tranche B Loans under the Senior Secured Credit Agreement will become loans under the New Tranche B Facility (without any additional loans being made by the Senior Lenders under the New Tranche B Facility) pursuant to the Plan of Reorganization. On the Effective Date, Tranche C Loans under the Senior Secured Credit Agreement will become loans under the New Tranche C Facility (without any additional loans being made by the Senior Lenders under the New Tranche C Facility) pursuant to the Plan of Reorganization. On the Effective Date, Revolving Loans under the Senior Secured Credit Agreement will become loans under the Rollover Facility and letters of credit issued under the Senior Secured Credit Agreement will become letters of credit issued under the Rollover Facility, in each case pursuant to the Plan of Reorganization. No additional letters of credit will be issued under the Rollover Facility; provided, however, any letter of credit rolled over from the Senior Secured Credit Agreement may be renewed or extended if (a) such letter of credit provides for automatic renewal by its terms or (b) no increase is made in the aggregate face amount of such letter of credit, in each case subject to the terms of such letter of credit and the terms of the Rollover Facility.

           (iii) Guarantees of New Facilities and Security. All obligations of Reorganized Magellan under the New Facilities and under interest rate protection agreements entered into with any member of a syndicate of financial institutions under the New Senior Secured Credit Agreement (or any affiliate) will be unconditionally guaranteed and secured as provided in the New Senior Secured Credit Agreement.

           (iv) Letters of Credit Under Rollover Facility. To the extent that there are drawings under any letter of credit of an Issuing Bank under the Rollover Facility, each Lender under the Rollover Facility shall be irrevocably obligated to pay to the Administrative Agent under the New Facilities, for the account of such Issuing Bank, its pro rata percentage of such letter of credit drawing (based upon their respective Rollover Facility loans) and the amount paid to such Issuing Bank shall be added to the principal amount of the Rollover Facility.

           4.2. OTHER SECURED CLAIMS (CLASS 2).

           On or as soon as reasonably practicable after the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Other Secured Claim becomes Allowed, each holder of an Allowed Other Secured Claim shall receive, at the sole option of the Reorganized Debtors, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Other Secured Claim, (ii) the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder's secured interest in such Collateral, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic Cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code. In the event the Reorganized Debtors treat a Claim under clause (i) or (ii) of this Section, the liens securing such Other Secured Claim shall be deemed released.

           4.3. PRIORITY NON-TAX CLAIMS (CLASS 3).

           Except to the extent that a holder of an Allowed Priority Non-Tax Claim has agreed to a different treatment of such Claim, each such holder shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date such Claim becomes Allowed, and (iii) the date for payment provided by any agreement or understanding between the applicable Debtors and the holder of such Claim.

           4.4. AETNA CLAIM (CLASS 4).

           On the Effective Date, Aetna, as the holder of the Aetna Claim, which Claim is irrevocably deemed Allowed hereunder, shall receive, on account of such Claim and on account of Aetna's rights under the Aetna Amended MSA: (a) $15 million in Cash, (b) the New Aetna Note, in the principal amount of $45 million plus an amount equal to interest on $60 million from February 15, 2003 through and including the Effective Date at the interest rate set forth in the New Aetna Note, (c) the New Aetna Warrant and (d) the rights provided for under the New Aetna Registration Rights. The Confirmation Order shall provide that the Aetna Amended MSA and all documents and instruments related thereto (which documents were previously assumed by the Debtors pursuant to an Order of the Bankruptcy Court) shall be binding on the Reorganized Debtors.

           4.5. PROVIDER CLAIMS (CLASS 5).

           Each holder of an Allowed Provider Claim shall be paid in the ordinary course of the business of the Reorganized Debtors.

           4.6. CUSTOMER CLAIMS (CLASS 6).

           Each holder of an Allowed Customer Claim shall be paid in the ordinary course of the business of the Reorganized Debtors. To the extent any Debtor has guaranteed the payment of any Customer Claims, such guarantee shall remain in full force and effect. To the extent any Debtor has guaranteed the payment of any Customer Claims, such guarantee shall remain in full force and effect.

           4.7. SENIOR NOTE CLAIMS (CLASS 7).

           Each holder of an Allowed Senior Note Claim will receive its Ratable Proportion of (a) the Note Claim Percentage of the Cash Distribution Amount and
(b) New Notes equal to (x) the amount of the Senior Note Claims (including any interest that would have accrued on the Senior Notes through the Effective Date but for the Commencement Date at a rate of 10 3/8% per annum) less (y) the Cash payment described in (a) above. This distribution gives full effect to Section
5.4 hereof and the enforcement of the subordination provisions of the Senior Subordinated Note Indenture. The Senior Note Claims are Allowed in full hereunder in the aggregate amount of $ 258,347,512.

           4.8. SENIOR SUBORDINATED NOTE CLAIMS (CLASS 8).

           (a) Distributions in General. Each holder of an Allowed Senior Subordinated Note Claim shall receive (i) its Ratable Proportion of a number of shares of New Common Stock equal to the product of the Class 8/Class 9 Distributable Share Amount and the Note Claim Percentage, subject to the Partial Cash-Out Election as described in Section 4.8(b) hereof, and (ii) the right to participate in the Equity Subscription Rights on the terms set forth in SECTION 9.

           (b) Partial Cash-Out Election. Subject to the limitations set forth herein, each holder of an Allowed Senior Subordinated Note Claim in Class 8 or an Allowed Other General Unsecured Claim in Class 9 shall have the right to elect to receive Cash in lieu of New Common Stock to be distributed to such holder pursuant to Sections 4.8(a)(i) or 4.9(a)(i)(C) hereof at a price of $22.50 per share. Subject to the next two succeeding sentences, such holders electing to receive a Cash payment in lieu of shares of New Common Stock that such holders are otherwise entitled to receive may only make such an election in respect of all (but not less than all) of such shares. Such election shall be made on the Ballots in accordance with the instructions set forth thereon. To the extent that holders of Allowed Senior Subordinated Note Claims and Allowed Other General Unsecured Claims (and Disputed Other General Unsecured Claims, assuming that such Disputed Other General Unsecured Claims are Allowed as of the Effective Date) have made Partial Cash-Out Elections such that more than $50 million would be required to be paid in lieu of shares of New Common Stock, each holder of an Allowed Senior Subordinated Note Claim and an Allowed Other General Unsecured Claim making the Partial Cash-Out Election will receive its pro rata portion (based on the aggregate amount of Claims making such election) of $50 million and will be issued a number of shares of New Common Stock equal (1) to the number of shares such holder would have otherwise been entitled to receive less (2) a number of shares equal to (A) such holder's Cash payment received pursuant to this Section divided by (B) $22.50.

           (c) Subordination Provisions. The distribution made pursuant to this
Section 4.8 gives full effect to Section 5.4 hereof and the enforcement of the subordination provisions of the Senior Subordinated Note Indenture.

           (d) Allowance of Claims. The Senior Subordinated Note Claims are Allowed in full hereunder in the aggregate amount of $657,187,500.

           4.9. OTHER GENERAL UNSECURED CLAIMS (CLASS 9).

           (a) Distributions In General. Except to the extent that an Allowed Other General Unsecured Claim is an Insured Claim, for each $1,000 of Allowed Other General Unsecured Claims, the holder thereof will receive:

                         (i) (A) a principal amount of New Notes equal to the
                    Note Distribution Amount, (B) such holder's Ratable Proportion of the Other General Unsecured Claim Percentage of the Cash Distribution Amount and (C) such holder's Ratable Proportion of shares of New Common Stock equal to the product of the Other General Unsecured Claim Percentage and the Class 8/Class 9 Distributable Share Amount, subject to the Partial Cash-Out Election as described in Section 4.9(b) hereof, and

                         (ii) the right to participate in the Equity
                    Subscription Rights on the terms set forth in SECTION 9.

           (b) Partial Cash-Out Election. Subject to the limitations set forth herein, each holder of an Allowed Senior Subordinated Note Claim in Class 8 or an Allowed Other General Unsecured Claim in Class 9 shall have the right to elect to receive Cash in lieu of New Common Stock to be distributed to such holder pursuant to Sections 4.8(a)(i) or 4.9(a)(i)(C) hereof at a price of $22.50 per share. Subject to the next two succeeding sentences, such holders electing to receive a Cash payment in lieu of shares of New Common Stock that such holders are otherwise entitled to receive may only make such an election in respect of all (but not less than all) of such shares. Such election shall be made on the Ballots in accordance with the instructions set forth thereon. To the extent that holders of Allowed Senior Subordinated Note Claims and Allowed Other General Unsecured Claims (and Disputed Other General Unsecured Claims, assuming that such Disputed Other General Unsecured Claims are Allowed as of the Effective Date) have made Partial Cash-Out Elections such that more than $50 million would be required to be paid in lieu of shares of New Common Stock, each holder of an Allowed Senior Subordinated Note Claim and an Allowed Other General Unsecured Claim making the Partial Cash-Out Election will receive its pro rata portion (based on the aggregate amount of Claims making such election) of $50 million and will be issued a number of shares of New Common Stock equal (1) to the number of shares such holder would have otherwise been entitled to receive less (2) a number of shares equal to (A) such holder's Cash payment received pursuant to this Section divided by (B) $22.50.

           4.10. CONVENIENCE CLAIMS (CLASS 10).

           Each holder of an Allowed Convenience Claim shall be paid in full in Cash on the Effective Date or as soon as practicable thereafter.

           4.11. INTERCOMPANY CLAIMS (CLASS 11).

           Each Intercompany Claim shall be reinstated as of the Effective Date and shall be paid in the ordinary course of the business of the Reorganized Debtors.

           4.12. SUBSIDIARY EQUITY INTERESTS (CLASS 12).

           All Subsidiary Equity Interests shall be reinstated.

           4.13. MAGELLAN PREFERRED STOCK INTERESTS (CLASS 13).

           The holders of the Magellan Preferred Stock outstanding as of the Distribution Record Date shall receive their Ratable Proportion of (a) the Class 13 Distributable Share Amount of shares of New Common Stock, and (b) New Warrants to purchase a number of shares of New Common Stock equal to the Class 13 Distributable Share Amount. If Class 8 (Senior Subordinated Note Claims) or Class 9 (Other General Unsecured Claims) votes to reject the Plan, the holders of the Magellan Preferred Stock Interests (Class 13) will not be entitled to any distributions under the Plan.

           4.14. MAGELLAN COMMON STOCK INTERESTS (CLASS 14).

           The holders of the Magellan Common Stock outstanding as of the Distribution Record Date shall receive their Ratable Proportion of (a) the Class 14 Distributable Share Amount of shares of New Common Stock, and (b) New Warrants to purchase a number of shares of New Common Stock equal to the Class 14 Distributable Share Amount. If Class 8 (Senior Subordinated Note Claims) or Class 9 (Other General Unsecured Claims) votes to reject the Plan, the holders of the Magellan Common Stock Interests (Class 14) will not be entitled to any distributions under the Plan.

           4.15. NONCONSENSUAL CONFIRMATION.

           If any impaired class of Claims entitled to vote shall not accept the Plan of Reorganization by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

           SECTION 5. MEANS FOR IMPLEMENTATION

           5.1. DEEMED CONSOLIDATION OF DEBTORS FOR PLAN OF REORGANIZATION PURPOSES ONLY.

           Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan of Reorganization:
(i) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (ii) each and every Claim filed or to be filed in the Reorganization Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

           Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan of Reorganization and as set forth above in this Section 5) affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) intercompany Claims by and among the Debtors or Reorganized Debtors; (iii) pre- and post-Commencement Date guarantees, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed pursuant to Section 365 of the Bankruptcy Code, (B) pursuant to the Plan of Reorganization, (C) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; or (D) in connection with any Customer Claims and (iv) distributions out of any insurance policies or proceeds of such policies.

           5.2. AUTHORIZATION OF PLAN SECURITIES.

           Reorganized Magellan is authorized to issue the Plan Securities in accordance with SECTION 4 hereof, without the need for any further corporate action.

           5.3. EXIT L/C FACILITY.

           On the Effective Date, the Debtors are authorized to enter into financing arrangements with JPMorgan Chase Bank (and other members of the bank group acceptable to Magellan) and one or more financial institutions or other parties (the "Exit Issuers") to make available to Reorganized Magellan letters of credit in an amount to be determined by Reorganized Magellan and JP Morgan Chase Bank (the "Exit L/C Facility") which shall be secured only by cash collateral. Reorganized Magellan and the other Reorganized Debtors are authorized to execute and deliver all documents, agreements and other instruments necessary or desirable to effectuate the same.

           5.4. ENFORCEMENT OF SUBORDINATION.

           The distributions under the Plan of Reorganization to holders of Allowed Senior Note Claims and Allowed Senior Subordinated Note Claims take into account the contractual subordination provisions relating to such. Therefore, the distributions to holders of Allowed Senior Note Claims in Class 7 are adjusted to reflect the turnover by the holders of the Allowed Senior Subordinated Note Claims of all of the New Notes to which they otherwise would be entitled under the Plan of Reorganization to the holders of the Allowed Senior Note Claims; and the distribution to the holders of the Allowed Senior Subordinated Note Claims are adjusted to reflect the turnover to them of all the shares of New Common Stock to which the holders of the Allowed Senior Note Claims would otherwise be entitled under the Plan of Reorganization.

                     Accordingly, after the recognition and implementation of the contractual subordination as provided above, the distributions to the holders of Claims in Class 8 shall not be subject to levy, garnishment, attachment or other legal process by any holder of indebtedness senior to the indebtedness of the holders of the Claims by reason of claimed contractual subordination rights. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights that they may have with respect to such distribution, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all holders of senior indebtedness from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan of Reorganization to the holders of Claims in Class 8.

           5.5. MANAGEMENT INCENTIVE PLAN.

           Reorganized Magellan shall adopt the New Management Incentive Plan, and it shall automatically become effective on the Effective Date.

           5.6. RELEASE OF NON-DEBTOR AFFILIATES.

           As of the Effective Date, the non-Debtor corporate, partnership, and joint venture subsidiaries or affiliates of the Debtors who are obligors under or with respect to the Senior Secured Credit Agreement or the Senior Secured Lender Claims shall be released from all such obligations provided that, if Class 1 Claims receive Alternate Treatment A, such entities will become guarantors of the New Senior Secured Obligations, as provided in the New Senior Secured Credit Agreement.

           5.7. RELEASE OF REPRESENTATIVES.

           As of the Effective Date, the respective officers, directors, employees, financial advisors, professionals, accountants, and attorneys of the Debtors who have served, or been employed or retained by, the Debtors on or after the Commencement Date shall be released by the Debtors from any and all Claims arising on or after the Commencement Date against them in their capacity as representatives of the Debtors, except for willful misconduct or gross negligence.

           5.8. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

           Except for purposes of evidencing a right to distributions under the Plan of Reorganization or otherwise provided hereunder, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and any options or warrants to purchase Equity Interests, or other agreements obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that the indentures relating to the Senior Note Claims and the Senior Subordinated Note Claims shall continue in effect solely for the purposes of (i) allowing the Indenture Trustees to make any distributions on account of Allowed Class 7 Claims and Allowed Class 8 Claims pursuant to the Plan of Reorganization and to perform such other necessary administrative functions with respect thereto, and (ii) permitting the Indenture Trustees to maintain any rights or liens they may have for fees, costs, and expenses under the indentures.

           5.9. BOARD OF DIRECTORS.

           The number of directors on Reorganized Magellan's Board of Directors shall be fixed at seven (7) whose names shall be disclosed at or prior to the Confirmation Hearing. For purposes of the composition of Reorganized Magellan's initial Board of Directors: (1) one of the board members shall be the chief executive officer of Reorganized Magellan and shall have an initial three year term, (2) one of the board members shall qualify as an independent director and shall be selected by the Equity Investor and shall have a term of two years, (3) one of the board members shall be selected by the Equity Investor and shall have a term of one year (such directors specified in clause (1), (2) and (3), the "Class 1 Directors"); (4) one of the board members shall be the chief operating officer of Reorganized Magellan and shall have an initial term of two years, (5) one of the board members shall be selected by the Equity Investor and shall have a term of one year (such directors specified in clause (4) and (5), the "Class 2 Directors"); and (6) two (2) additional board members having three (3) year terms (each, a "Committee Director") initially shall be selected by the Official Committee of which one shall qualify as an independent director (such directors specified in clause (6), the "Class 3 Directors"). During the three-year period following the Effective Date, the Reorganized Debtors shall not modify the initial terms attributable to the seats on the Board of Directors.

           On and after the Effective Date, Reorganized Magellan's Amended Certificate of Incorporation and Amended Bylaws, shall provide that until the Minimum Hold Condition is not met (i) the holders of the MVS Securities shall
(x) vote as a separate class to elect the three (3) Class 1 Directors and (y) vote together with the holders of the New Common Stock to elect the two (2) Class 2 Directors and (ii) the two (2) Class 3 Directors shall be elected by the holders of New Common Stock voting as a separate class Until the Minimum Hold Condition is no longer met, the holders of the MVS Securities shall be entitled to cast a number of votes equal to the aggregate number of shares of New Common Stock outstanding at the time of any vote. After the Minimum Hold Condition is not met the MVS Securities shall cease to have any special voting rights (i.e., each share of MVS Securities and New Common Stock shall have one vote per share and shall vote together on all matters submitted to stockholders, including the election of all members of the Board of Directors, as a single class in accordance with applicable law.

           Until the Minimum Hold Condition is not met, all affiliated party transactions between Reorganized Magellan and the Equity Investor or any of its affiliates must be approved by either (i) a majority of the members of Reorganized Magellan's Board of Directors elected by the holders of New Common Stock, voting as a separate class, or (ii) holders of a majority of the New Common Stock, voting as a separate class.

           Reorganized Magellan may not consummate any acquisition of any other business prior to the 210th day following the Effective Date unless a majority of the members of Reorganized Magellan's Board of Directors (not including the two directors appointed by the Equity Investor (a) who are not members of management and (b) who are not independent) approve such acquisition.

           5.10. CORPORATE ACTION.

           Reorganized Magellan shall file the Amended Certificate of Incorporation in the state of Delaware and an amended certificate of incorporation for each of the other Reorganized Debtors that are corporations in the state of incorporation for such Reorganized Debtor. The Amended Certificate of Incorporation and the amended certificates of incorporation for each of the other Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the Board of Directors of Reorganized Magellan as of the Effective Date. Each of the Amended Certificate of Incorporation and Amended By-Laws shall be reasonably satisfactory to the Official Committee and the Equity Investor. All partnership and limited liability company agreements to which any of the Debtors are parties shall be treated in accordance with Section
8.1 hereof.

           The Amended Certificate of Incorporation shall, inter alia, authorize the cancellation of all Magellan Equity Interests and authorize the issuance of 30 million shares of New Common Stock and the MVS Securities, of which up to 10 million shares of New Common Stock will be issued to Class 8 (Senior Subordinated Note Claims), Class 9 (Other General Unsecured Claims), Class 13 (Magellan Preferred Stock Interests), Class 14 (Magellan Common Stock Interests) and Houlihan Lokey pursuant to Section 5.17 hereof, up to 2,631,579 shares of New Common Stock will be issued in connection with the Equity Offering, not less than 2,631,579 shares and up to 7,485,380 shares of MVS Securities will be issued to the Equity Investor pursuant to the Investment, up to 248,185 shares of New Common Stock will be reserved for the exercise of the New Warrants, up to 100,000 shares of New Common Stock will be reserved for the exercise of the New Aetna Warrant and up to 1,695,906 shares of New Common Stock will be reserved for the New Management Incentive Plan.

           On the Effective Date, the adoption of the Amended Certificate of Incorporation and the Amended Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders of Magellan or Reorganized Magellan. On the Effective Date, the cancellation of all Magellan Common Stock Interests and Magellan Preferred Stock Interests, the authorization and issuance of the New Common Stock and the MVS Securities, the adoption of the New Management Incentive Plan and all other matters provided in the Plan of Reorganization involving the corporate structure of the Reorganized Debtors or corporate action of the Reorganized Debtors shall be deemed to have occurred, be authorized and shall be in effect from and after the Effective Date in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders of Magellan or Reorganized Magellan.

           The Board of Directors of Reorganized Magellan shall be deemed to have approved the acquisition of the MVS Securities by the Equity Investor and its affiliates and associates prior to the time any of such entities became the owner of MVS Securities within the meaning of Section 203 of the Delaware General Corporation Law. The Amended Certificate of Incorporation shall provide that Reorganized Magellan elects not to be governed by Section 203 of the Delaware General Corporation Law.

           5.11. SECTION 1145 EXEMPTION.

           To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy laws, the Plan Securities issued pursuant to the Plan of Reorganization are exempt from registration under the Securities Act.

           5.12. SUBSIDIARY GUARANTEES.

           Other than existing guarantees of the Senior Secured Credit Agreement and the guarantees specifically referenced in the last sentence of Section 4.6 hereof, Claims based upon guarantees of collection, payment, or performance of any obligation of the Debtors made by any direct or indirect subsidiary of Magellan which is not a Debtor and all Claims against any such subsidiary for which any of the Debtors are jointly or severally liable, in each case which arise at any time prior to the Confirmation Date, shall be discharged, released, extinguished, and of no further force and effect, unless the appropriate entity otherwise agrees in writing to the beneficiary of such guarantees.

           5.13. AETNA AMENDED MSA

           Magellan (and the other Debtors, to the extent they are a party) entered into the Aetna Amended MSA on or prior to the Commencement Date and such agreement has been assumed by the Debtors pursuant to an order of the Bankruptcy Court dated as of April 23, 2003 to the extent set forth therein. Reorganized Magellan (and the other Reorganized Debtors, to the extent they are a party) are authorized to execute and deliver all documents, agreements and other instruments necessary or desirable to effectuate the same, including the Aetna Note and the Aetna Registration Rights Agreement and all such documents shall be binding upon the Reorganized Debtors party thereto.

           5.14. REGISTRATION RIGHTS AGREEMENT

           Effective as of the Effective Date, Reorganized Magellan, the Equity Investor (to the extent required), Houlihan Lokey and certain holders of shares of New Common Stock and New Notes who may be deemed to be "underwriters" or "affiliates" of Reorganized Magellan for purposes of the Securities Act, shall enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, among other things, Reorganized Magellan shall: (i) within sixty days after the Effective Date, prepare and file, and shall use its reasonable best efforts to have declared effective within sixty days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock (including New Common Stock issuable upon conversion of the MVS Securities) and New Notes (the "Registrable Securities") held by the Equity Investor, Houlihan Lokey and certain "underwriters" or "affiliates" of Reorganized Magellan (the "Shelf Registration"); and (ii) keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the Securities and Exchange Commission (the "SEC"), (b) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act or (e) such Registrable Securities cease to be outstanding. The Registration Rights Agreement shall also provide the Equity Investor and any other holder of the MVS Securities with demand and piggy-back registration rights with respect to the shares of New Common Stock issued or issuable upon conversion of MVS Securities for so long as the Minimum Hold Condition is met. The Registration Rights Agreement shall contain black-out periods and liquidated damage provisions, of the type customarily included in registration rights agreements used in connection with the offering and sale of debt securities under SEC Rule 144A, that will require Reorganized Magellan to pay liquidated damages to the holders of the Registrable Securities in the event that Reorganized Magellan shall fail to satisfy certain deadlines. The Registration Rights Agreement shall be reasonably satisfactory to the Official Committee and the Equity Investor.

           5.15. NASDAQ LISTING

           Reorganized Magellan shall use its reasonable best efforts to cause the New Common Stock to be listed on the national market system of Nasdaq or such other national securities exchange for which it may qualify.

           5.16. CHANGE IN FISCAL YEAR

           Effective as of the Effective Date, Reorganized Magellan shall change its fiscal year to December 31 and such change shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders of Magellan or Reorganized Magellan.

           5.17. ISSUANCE OF NEW NOTES, NEW COMMON STOCK AND PAYMENT OF CASH AND EQUITY SUBSCRIPTION RIGHTS TO HOULIHAN LOKEY

           In connection with that certain Engagement Letter, dated October 8, 2002, by and between Magellan and Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") as the financial advisors to the Informal Committee, Reorganized Magellan shall (a) issue to Houlihan Lokey (i) New Notes in an aggregate principal amount equal to 0.75% of the New Notes to be received by the holders of Allowed Senior Note Claims and Allowed Other General Unsecured Claims under the Plan of Reorganization on account of their Allowed Claims, (ii) shares of New Common Stock equal to 0.75% of the New Common Stock to be received by the holders of Allowed Senior Subordinated Note Claims and Allowed Other General Unsecured Claims under the Plan of Reorganization on account of their Allowed Claims and (iii) the right to participate in the Equity Offering as set forth in
Section 9 and (b) pay to Houlihan Lokey 0.75% of the Cash paid to the holders of Allowed Senior Note Claims and Allowed Other General Unsecured Claims under the Plan of Reorganization from the Cash Distribution Amount (and not pursuant to the Partial Cash-Out Election). Such issuances and payment to Houlihan Lokey shall be in addition to those New Notes and New Common Stock issued, and in addition to the Cash payments made, to the holders of the Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed Other General Unsecured Claims.

           5.18. EXIT FINANCING.

           On the Effective Date, in lieu of the New Senior Secured Obligations, the Debtors are authorized to enter into financing arrangements with one or more financial institutions or other third parties to make available to Reorganized Magellan and its subsidiaries term loans, revolving credit loans and/or letters of credit (the "Exit Financing") which may be guarantied by substantially all of the subsidiaries of Reorganized Magellan and secured by substantially all of the assets of Reorganized Magellan and its subsidiaries. Any officer of the Reorganized Debtors shall be and is hereby authorized to execute and deliver any agreements, documents or instruments necessary or required to implement such Exit Financing without further order of the Bankruptcy Court or action by the Debtors' Board of Directors. The proceeds of the Exit Financing will be used to repay, in full, the Senior Secured Lender Claims as specified in Section 4.1 hereof, to provide working capital to Reorganized Magellan and its subsidiaries and for general corporate purposes and letters of credit will be issued under the Exit Financing as specified in Section 4.1 hereof; provided, however, that as required by the terms of the Aetna Amended MSA, the Reorganized Debtors shall not, and shall cause each of their affiliates not to, enter into or to agree or commit to enter into any financing arrangement, or other agreement, contract, arrangement or other transaction that would (A) result in the imposition or continuance of any lien on any of the Purchased Assets (as defined in the Aetna Asset Purchase Agreement) which would not be released upon the sale of the Purchased Assets to Aetna or (B) prevent, alter or delay or conflict with any of the transactions contemplated by the Aetna Amended MSA or the Aetna Asset Purchase Agreement. Reorganized Magellan and the other Reorganized Debtors are authorized to execute and deliver all documents, agreements and other instruments necessary or desirable to effectuate the Exit Financing.

           5.19. INVESTMENT.

           Pursuant to the terms of the Equity Commitment Letter and provided that all conditions precedent set forth therein have been satisfied, the Equity Investor shall purchase on the Effective Date: (i) 2,631,579 shares of MVS Securities for a purchase price of $28.50 per share or $75,000,000 in the aggregate, (ii) up to 2,631,579 shares of MVS Securities at a purchase price of $28.50 per share to the extent the Equity Offering is not fully subscribed pursuant to Section 9.6 and (iii) up to 2,222,222 shares of MVS Securities at a price of $22.50 per share to the extent necessary to fully fund the Partial Cash-Out Election (up to a maximum of $50 million). The Equity Investor shall pay to Magellan, by wire transfer in immediately available funds on the Effective Date and on one Business Day prior to the making of any payments pursuant to the Partial Cash-Out Election, Cash in an amount equal to the purchase price of MVS Securities to be purchased, all subject to the terms and conditions set forth in the Equity Commitment Letter.

           SECTION 6. DISTRIBUTIONS

           6.1. DISTRIBUTION RECORD DATE.

           As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed and, for purposes of the Plan, there shall be no further changes in the record holders of any of Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Distribution Record Date. The Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. For purposes of the Debtors' public debt and equity securities, the Distribution Record Date shall be the date of mailing documentation relating to distributions under the Plan.

           6.2. DATE OF DISTRIBUTIONS.

           Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

           6.3. DISTRIBUTIONS TO CLASSES 7, 8 AND 9.

           (a) On, or as soon as practicable after, the Effective Date, the Disbursing Agent shall distribute the New Notes, New Common Stock, the Cash Distribution Amount, and the Cash payment in respect of the Partial Cash-Out Election to holders of Allowed Claims in Classes 7, 8 and 9, as specified in
SECTION 4 hereof in accordance with this Section. For the purpose of calculating the Note Claim Percentage, the Other General Unsecured Claim Percentage, the Ratable Proportion of New Common Stock, the Cash Distribution Amount and the Cash payment in respect of the Partial Cash-Out Election to be distributed to the holder of an Allowed Senior Subordinated Note Claim or an Allowed Other General Unsecured Claim, the Reorganized Debtors shall include all Disputed Claims in the aggregate amount of all Allowed Claims either in the amounts asserted by the holders of such Claims or as estimated by the Bankruptcy Court. Notwithstanding the foregoing, the Reorganized Debtors may exclude any or all Insured Claims from such calculation to the extent they determine, in the exercise of their discretion, that sufficient insurance is available to cover such Insured Claims.

           (b) The Cash Distribution Amount and each holder's entitlement to the Cash payment in respect of the Partial Cash-Out Election shall be calculated as of the Effective Date and shall not be recalculated after the Effective Date.

           (c) On, or as soon as practicable after, each of the Interim Distribution Dates and the Final Distribution Date (other than in respect of Insured Claims for which insurance coverage is available), Reorganized Magellan shall (i) recalculate the Note Claim Percentage, the Other General Unsecured Claim Percentage, and the Ratable Proportion for each holder of an Allowed Claim in each applicable Class, based on the aggregate amount of Allowed Claims in such Class on such date, (ii) make a distribution of the New Notes, New Common Stock, the Cash Distribution Amount, and the Cash payment in respect of the Partial Cash-Out Election to holders of Disputed Claims that have become Allowed since the Effective Date or the last Interim Distribution Date, as the case may be, and (iii) make a distribution of New Common Stock, to the holders of previously Allowed Senior Subordinated Note Claims in Class 8 and Allowed Other General Unsecured Claims in Class 9, based on the recalculations set forth hereunder, such that after such distributions such holders will have received the shares of New Common Stock they are entitled to under the Plan. Such distributions after the Effective Date of (x) New Notes shall include any Cash payments in the form of interest, or otherwise, that were made in respect of such New Notes after the Effective Date through the date of issuance, and (y) New Common Stock shall include any Cash payments in the form of dividends or otherwise that were made in respect of such New Common Stock through the date of issuance to the extent such holders have not theretofore received such distribution. The Debtors will not pay interest in respect of the Cash Distribution Amount or the Cash payment in respect of the Partial Cash-Out Election. After the Final Distribution Date, any unpaid amount of the Cash Distribution Amount shall revest with the Reorganized Debtors.

           (d) After the Effective Date but prior to an Interim Distribution Date or the Final Distribution Date, as the case may be, the Reorganized Debtors, in their sole discretion, may direct the Disbursing Agent to distribute New Notes, New Common Stock and the Cash, plus any Cash payments in the form of interest, dividends or otherwise to a holder of Allowed Senior Subordinated Note Claims in Class 8 and Allowed Other General Unsecured Claims in Class 9 after the Effective Date if it determines that the cost and administrative burden of such interim distribution would be worthwhile. For purposes of these distributions, the Debtors at their option may estimate the amount to include for unliquidated Claims or seek an order from the Bankruptcy Court determining such estimates. Notwithstanding the foregoing, no distribution shall be made on an Interim Distribution Date (and no Interim Distribution Date shall be deemed to occur) if the value of the distributions required to be made as a result is less than $100,000.

           6.4. DISBURSING AGENT.

           All distributions under the Plan of Reorganization (other than distributions described in the next sentences) shall be made by the applicable Reorganized Debtor as Disbursing Agent or such other entity designated by the applicable Reorganized Debtor as a Disbursing Agent on or after the Effective Date. Each Indenture Trustee shall be the Disbursing Agent for its respective noteholders for Senior Note Claims and Senior Subordinated Note Claims. The Administrative Agent under the Senior Secured Credit Agreement shall be the Disbursing Agent for the holders of Senior Secured Lender Claims. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the applicable Reorganized Debtor.

           6.5. RIGHTS AND POWERS OF DISBURSING AGENT.

           (a) Powers of the Disbursing Agent. Reorganized Magellan as Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan of Reorganization, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

           (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorneys' fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

           6.6. SURRENDER OF INSTRUMENTS.

           At the option of the Debtors, as a condition to receiving any distribution under the Plan of Reorganization, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under the Plan of Reorganization. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan of Reorganization. Any distribution so forfeited shall become property of Reorganized Magellan.

           6.7. DELIVERY OF DISTRIBUTIONS.

           Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim, Allowed Magellan Common Stock Interests or Allowed Magellan Preferred Stock Interests (other than to holders of Allowed Senior Secured Lender Claims, the Allowed Senior Note Claims and the Allowed Senior Subordinated Note Claims) as well as all payments to Providers on account of the Provider Claims shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. Any distribution to the Administrative Agent under the Senior Secured Credit Agreement shall be deemed a distribution to the holders of Allowed Senior Secured Lender Claims. Any distribution of New Notes and shares of New Common Stock to any of the Indenture Trustees shall be deemed a distribution to the respective holder of an Allowed Senior Note Claim or an Allowed Senior Subordinated Note Claim. In the event that any distribution to any holder is returned as undeliverable (including any payment to any Provider on account of its Provider Claims), the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest, other than any interest actually accrued and payable with respect to any notes delivered to such holder; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date; provided further that such distributions to Providers on account of Provider Claims shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the applicable period at which such payments would escheat to the applicable state. After such date, all unclaimed property or interest in property shall revert to Reorganized Magellan, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

           6.8. MANNER OF PAYMENT UNDER PLAN OF REORGANIZATION.

           (a) All distributions of Cash and Plan Securities (other than New Notes) to the creditors of each of the Debtors under the Plan of Reorganization shall be made by, or on behalf of, the applicable Reorganized Debtor. Where the applicable Reorganized Debtor is a subsidiary of Reorganized Magellan, Reorganized Magellan shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor equal to the amount distributed (other than the Cash distributed from such Reorganized Debtor's own funds), but only at such time as, and to the extent that, the amounts are actually distributed to holders of Allowed Claims. All distributions under the Plan of Reorganization of New Notes to the creditors of the Debtors shall be made by, or on behalf of, Reorganized Magellan. To the extent that New Notes are issued by Reorganized Magellan to holders of a Claim of a Debtor (other than Reorganized Magellan) in exchange for such holder's Claims, the portion of the Claims for which such New Notes are issued shall be treated as acquired by Reorganized Magellan. Immediately thereafter, pursuant to the terms hereof, Reorganized Magellan shall make a capital contribution of such Claim, either directly or indirectly, to the applicable Debtor and such Claim shall be immediately cancelled and discharged. Any distributions that revert to any of the Reorganized Debtors or are otherwise canceled (such as to the extent any distributions have not been claimed within one year or are forfeited pursuant to
Section 6.6 hereof) shall revest solely in Reorganized Magellan, and any applicable Reorganized Debtor (other than Reorganized Magellan) shall not have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

           (b) At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

           6.9. FRACTIONAL SHARES; FRACTIONAL WARRANTS; AND NEW NOTES IN DENOMINATIONS OF LESS THAN $1000; FRACTIONAL EQUITY SUBSCRIPTION RIGHTS.

           No fractional shares of New Common Stock, fractional New Warrants or Cash in lieu thereof shall be distributed. In addition, the New Notes will be distributed in a minimum face amount of $1,000. For purposes of distribution, fractional shares of New Common Stock and fractional New Warrants shall be rounded down to the next whole number or zero, as applicable and no Cash will be distributed in lieu thereof. Similarly, if a distribution on account of a Claim would result in the issuance of a New Note in an amount less than a multiple of $1,000 (or zero), such distribution shall be rounded down to the nearest multiple of $1,000 (or zero) and no Cash will be distributed in lieu thereof; provided, however that for Allowed Claims which would result in the distribution of New Notes, in the aggregate, of an amount of less than $10,000 to a holder, Reorganized Magellan shall distribute Cash in lieu of New Notes to the extent that a New Note in an increment of less than $1,000 would otherwise be issued. Reorganized Magellan may, at its option, select such other rounding method as reasonably deemed equitable by Reorganized Magellan. As a result of this rounding, less than all shares of New Common Stock, New Warrants and New Notes specified in the Plan of Reorganization may actually be issued hereunder.

           No fractional Equity Subscription Rights or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional Equity Subscription Rights shall be rounded down to the next whole number or zero, as applicable, pursuant to the terms set forth in Section 9.1 hereof.

           6.10. SETOFFS.

           Other than the treatment of the Aetna Claim and of Aetna as provided for in Section 4.4 hereof, the Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim, provided, that in the event the Debtors seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Debtors shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay.

           SECTION 7. PROCEDURES FOR DISPUTED CLAIMS

           7.1. OBJECTIONS TO CLAIMS.

           The Reorganized Debtors shall be entitled to object to Claims or Equity Interest not Allowed hereunder or Allowed as determined by a Final Order of the Bankruptcy Court. Any objections to Claims or Equity Interest shall be served and filed on or before the later of (i) one hundred twenty (120) days after the Effective Date, as such time may be extended by order of the Bankruptcy Court, and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above. All objections shall be litigated to Final Order; provided, however, that Reorganized Magellan shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests without the approval of the Bankruptcy Court.

           7.2. PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS.

           Notwithstanding any other provision hereof, if any significant portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim; provided, however, that, (a) as set forth in
Section 9.8 hereof, holders of Other General Unsecured Claims in Class 9 that are Disputed Claims are entitled to participate in the Equity Offering to the extent of their Rights Participation Claim Amount and (b) to the extent the Reorganized Debtors appeal a Bankruptcy Court order Allowing any Disputed Claim, if so ordered by the Bankruptcy Court, the Reorganized Debtors shall, pending an appeal, implement appropriate assurance that the distributions will be made to the holders of such Disputed Claims pending such appeal if such Disputed Claims are ultimately Allowed.

           7.3. DISTRIBUTIONS AFTER ALLOWANCE.

           Except with respect to distributions to holders of Allowed Claims in Class 8 (Senior Subordinated Note Claims) and Class 9 (Other General Unsecured Claims), after such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Reorganized Debtors shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan of Reorganization. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, but in no event more than thirty (30) days thereafter. Distributions of shares of New Common Stock and New Notes distributable to a holder of a Disputed Claim which becomes an Allowed Claim (in whole or in part) as a result of the entry of an order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) shall be made in accordance with Section 6.3 hereof.

           7.4. ESTIMATION OF CLAIMS.

           The Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

           7.5. INTEREST AND DIVIDENDS.

           To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to a Cash distribution under the Plan of Reorganization, the holder of such Claim shall not be entitled to any interest thereon. To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to shares of New Common Stock as a distribution under the Plan of Reorganization, the holder of such Claim shall be entitled to such shares of New Common Stock together with any Cash dividends actually declared and paid with respect thereto after the Effective Date and prior to the date of distribution. To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to New Notes as a distribution under the Plan of Reorganization, the holder of such Claim shall be entitled to such New Notes together with any Cash interest paid, with respect thereto after the Effective Date and prior to the date of distribution.

           SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

           8.1. GENERAL TREATMENT.

           All executory contracts and unexpired leases to which any of the Debtors are parties are hereby assumed, except for an executory contract or unexpired lease that (i) has been previously assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases (Schedule 8.1), or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors at least 20 days prior to the Confirmation Hearing. All contracts and leases listed on
Schedule 8.1 are hereby rejected as of the Confirmation Date.

           8.2. CURE OF DEFAULTS.

           Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within twenty (20) days of the Confirmation Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Debtors shall have twenty (20) days from service to object to the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hold a hearing. Notwithstanding
Section 8.1 hereof, the Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults.

           8.3. REJECTION CLAIMS.

           In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan of Reorganization results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is thirty (30) days after the Confirmation Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

           8.4. SENIOR EXECUTIVES OF REORGANIZED MAGELLAN.

           Effective as of the Effective Date, Reorganized Magellan shall enter into long-term employment agreements with certain member of senior management as disclosed to, and with the consent of, the Official Committee, each substantially in the form set forth in the Plan Supplement.

           8.5. SURVIVAL OF THE DEBTORS' CORPORATE INDEMNITIES.

           Any and all obligations of the Debtors to indemnify and reimburse persons who are or were directors, officers or employees of any Debtor on the Commencement Date or any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the Board of Directors of any Debtor or the members thereof in connection with the Reorganization Cases) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive the confirmation of the Plan of Reorganization, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized Magellan shall maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

           8.6. COMPENSATION AND BENEFIT PROGRAMS.

           All employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of the Debtors applicable to their present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan of Reorganization, and the Debtors' obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan of Reorganization, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Debtors.

           SECTION 9. THE EQUITY OFFERING

           9.1. ISSUANCE OF EQUITY SUBSCRIPTION RIGHTS.

           The Equity Subscription Rights shall entitle the holders of Senior Subordinated Note Claims and Other General Unsecured Claims the right to purchase an aggregate of 2,631,579 shares of New Common Stock at a price of $28.50 per share pursuant to the terms and conditions set forth in this Section
9. Such Equity Subscription Rights shall be allocated as follows:

         -------------------------------------------------- --------------------------------------------------------------------
         BENEFICIARY OF EQUITY SUBSCRIPTION RIGHTS          AMOUNT
         -------------------------------------------------- --------------------------------------------------------------------
         Senior Subordinated Note Claims                    Product of Note Claim Percentage and 2,611,989 shares of New
                                                            Common Stock
         -------------------------------------------------- --------------------------------------------------------------------
         Other General Unsecured Claims                     Product of Other General Unsecured Claim Percentage and 2,611,989
                                                            shares of New Common Stock
         -------------------------------------------------- --------------------------------------------------------------------
         Houlihan Lokey                                     19,590 shares of New Common Stock
         -------------------------------------------------- --------------------------------------------------------------------
         TOTAL                                              2,631,579 SHARES OF NEW COMMON STOCK
         -------------------------------------------------- --------------------------------------------------------------------


           Each holder of a Senior Subordinated Note Claim within Class 8 as of the Subscription Record Date shall receive its Ratable Proportion of the Note Claim Percentage of 2,611,989 Equity Subscription Rights and each holder of an Other General Unsecured Claim within or potentially within Class 9 as of the Subscription Record Date shall receive its Ratable Proportion of the Other General Unsecured Claim Percentage of 2,611,989 Equity Subscription Rights (such Ratable Proportion, Note Claim Percentage and Other General Unsecured Claim Percentage to be calculated as if such holder's Allowed Claim was its Rights Participation Claim Amount) as set forth in this Section. A Subscription Form will be distributed to each holder of a claim in Class 8 and Class 9 together with the Ballot. If, after the Subscription Record Date, a holder of a Claim is permitted to participate in the Equity Offering as a result of a Bankruptcy Court order estimating such Claim for the purpose of determining such holder's Rights Participation Claim Amount, such holder shall be permitted to participate in the Equity Offering to the same extent as a holder of a Rights Participation Claim Amount as of the Subscription Record Date (i.e., Ratable Proportions will not be recalculated).

           9.2. SUBSCRIPTION PERIOD.

           The Equity Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date. After the Subscription Expiration Date, unexercised Equity Subscription Rights shall be treated as acquired by the Equity Investor and Magellan shall only be obligated to honor the exercise of such Equity Subscription Rights by the Equity Investor and any exercise of any such unexercised Equity Subscription Rights by any Person other than the Equity Investor shall be null and void and Magellan shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

           9.3. SUBSCRIPTION PRICE.

           The Subscription Price for Equity Subscription Rights will be $28.50 per share of New Common Stock, payable in Cash.

           9.4. EXERCISE OF EQUITY SUBSCRIPTION RIGHTS.

           In order to exercise the Equity Subscription Rights, each holder thereof must: (i) return a duly completed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the Subscription Expiration Date; and (ii) pay to the Subscription Agent (on behalf of the Debtors) on or before the Subscription Expiration Date immediately available funds in an amount equal to such holder's Subscription Purchase Price, such payment to be made either by wire transfer to the Subscription Agent in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier's check delivered to the Subscription Agent along with the Subscription Form. If, on or prior to the Subscription Expiration Date, the Subscription Agent for any reason has not received from a given holder of Equity Subscription Rights both a duly completed Subscription Form and immediately available funds in an amount equal to such holder's Subscription Purchase Price, such holder shall be deemed to have not exercised its Equity Subscription Rights and to have relinquished and waived its right to participate in the Equity Offering. A Subscription Form must also be accompanied by sufficient indication of ownership of the Claim giving rise to the Equity Subscription Rights, as well as appropriate executed representations as to ownership. The payments made in accordance with the Equity Offering shall be deposited and held by the Subscription Agent in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from Magellan's general operating funds and any other funds subject to any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Equity Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than twenty days after the Effective Date. Notwithstanding the foregoing, in order for a holder of Senior Subordinated Note Claims to exercise the Equity Subscription Rights, each such holder entitled to Equity Subscription Rights must provide its instruction to its bank, broker, or other nominee, or to its agent. The bank or broker, in turn, must then convey the instruction on a Master Subscription Form, and arrange for the proper payment either through the Depository Trust Company ("DTC"), or, if DTC is unable to act as intermediary for subscription instructions and payments, by following the payment instructions outlined above.

           9.5. TRANSFER RESTRICTION; REVOCATION.

           The Equity Subscription Rights are not transferable, except for the right of the Equity Investor to exercise any unexercised Equity Subscription Rights. Additionally, once a holder of Equity Subscription Rights has properly exercised its Equity Subscription Rights such exercise shall not be permitted to be revoked.

           9.6. EQUITY INVESTOR.

           Pursuant to the terms of the Equity Commitment Letter and provided that all conditions precedent set forth therein have been satisfied, the Equity Investor shall be entitled to, and shall, exercise all unexercised Equity Subscription Rights at $28.50 per share of New Common Stock (except that such rights shall be rights to acquire MVS Securities). The Equity Investor shall pay to Magellan, by wire transfer in immediately available funds on or prior to the Effective Date, Cash in an amount equal to the Subscription Purchase Price attributable to the unexercised Equity Subscription Rights pursuant to the terms of the Equity Commitment Letter. For purposes of this Section 9.6 and the Equity Commitment Letter, the Equity Investor shall be deemed to have acquired all unsubscribed and unexercised Equity Subscription Rights and exercised them in connection with its commitment under the Equity Commitment Letter (except that such rights shall be rights to acquire MVS Securities).

           9.7. DISTRIBUTION OF NEW COMMON STOCK AND MVS SECURITIES..

           On, or as soon as practicable after, the Effective Date, the Disbursing Agent shall distribute the New Common Stock purchased by each Exercising Claimant to such Exercising Claimant and the MVS Securities to the Equity Investor.

           9.8. DISPUTED CLAIMS.

           For all purposes of this Section 9, each holder of an Other General Unsecured Claim in Class 9 is entitled to participate in the Equity Offering to the extent of its Rights Participation Claim Amount. The entitlement of holders of Other General Unsecured Claims to participate in the Equity Offering on the terms set forth herein shall not be affected by whether or not such Other General Unsecured Claim is Allowed.

           9.9. SUBSEQUENT ADJUSTMENTS TO THE RIGHTS PARTICIPATION CLAIM AMOUNT; CUT BACK IN EQUITY OFFERING FOR OVERSUBSCRIPTION.

           Holders of Disputed Claims and holders of Other General Unsecured Claims listed on the Rights Participation Disputed Claims List attached hereto as Exhibit B shall be entitled to participate in the Equity Offering solely to the extent of their Rights Participation Claim Amount. If any holder of such Claim has obtained an order of the Bankruptcy Court estimating its Other General Unsecured Claim for the purpose of participating in the Equity Offering prior to the Subscription Expiration Date, such holder shall be entitled to participate in the Equity Offering. If, as a result of such subsequent allowances of Other General Unsecured Claims for purposes of participation in the Equity Offering, more than all of the shares of New Common Stock subject to the Equity Offering have been subscribed for as a result of the exercise of the Equity Subscription Rights, each Exercising Claimant shall be cut back pro rata based on the number of shares purchased by such Exercising Claimant in the Equity Offering, and the difference between the price paid by such Exercising Claimant and the adjusted Subscription Purchase Price shall be refunded to such Exercising Claimant, without interest, as soon as practicable after the Effective Date.

           9.10. NO INTEREST.

           In the event the Subscription Purchase Price is repaid to the entity making such payment, no interest shall be paid thereon.

           9.11. VALIDITY OF EXERCISE OF EQUITY SUBSCRIPTION RIGHTS.

           All questions concerning the timeliness, viability, form and eligibility of any exercise of Equity Subscription Rights shall be determined by Magellan, in consultation with the Official Committee, whose determinations shall be final and binding. Magellan, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Equity Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as Magellan determines, in its sole discretion. Neither Magellan nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

           9.12. USE OF PROCEEDS.

           On the Effective Date, the proceeds received by Reorganized Magellan from the Equity Offering shall be used to fund the cash payments required under the Plan of Reorganization and for general corporate purposes.

           SECTION 10. CONDITIONS PRECEDENT

           10.1. CONDITIONS PRECEDENT TO THE CONFIRMATION OF THE PLAN OF REORGANIZATION.

           The confirmation of the Plan of Reorganization is subject to satisfaction of the following conditions precedent:

           (a) Magellan shall have received executed copies of the Equity Commitment Letter and such letter shall be in full force and effect.

           (b) The aggregate principal amount of New Notes to be issued under the Plan of Reorganization shall not exceed $300 million less the Cash Distribution Amount.

           (c) The amount of Convenience Claims shall not exceed $4,000,000.

           (d) The Confirmation Order shall be reasonably satisfactory to the Official Committee, Aetna, the Subject Lenders and the Equity Investor.

           (e) The Plan Documents shall be reasonably satisfactory to the Official Committee and the Equity Investor.

           (f) The New Senior Secured Credit Agreement (or the Exit Financing, as applicable) and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option shall be satisfactory to the Subject Lenders and the other Plan Documents shall be reasonably satisfactory to the Subject Lenders.

           (g) If the Class 1 Claims are receiving Alternate Treatment A, the net proceeds from the Equity Offering and the Investment less the payments of Cash used to satisfy General Unsecured Claims and the Convenience Claims, either during the Reorganization Cases or upon the Effective Date, shall be at least $25 million.

           (h) The Aetna Amended MSA shall have been assumed by an order of the Bankruptcy Court that shall be a Final Order which order shall be acceptable to Aetna in its sole discretion and such Final Order shall be in full force and effect. The Aetna Registration Rights Agreement, the New Aetna Note, the New Aetna Warrant and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option shall be acceptable to Aetna in its sole discretion.

           The conditions specified herein may be waived in whole or in part by Magellan in its sole discretion, with the consent of the Official Committee, the Subject Lenders, Aetna, and the Equity Investor which consents shall not be unreasonably withheld. Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court, and without any formal action.

           10.2. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

           The occurrence of the Effective Date of the Plan of Reorganization is subject to the satisfaction of the following conditions precedent:

           (a) The Confirmation Order, in form and substance reasonably satisfactory to Reorganized Magellan, the Official Committee, Aetna, the Subject Lenders and the Equity Investor, shall have been entered and shall be in full force and effect and there shall not be a stay or injunction in effect with respect thereto.

           (b) All transactions contemplated by the Equity Commitment Letter to have occurred on the Effective Date shall have been consummated.

           (c) The documents relating to the Aetna Amended MSA with Aetna described in Section 5.13 shall have been executed and delivered by the parties thereto and such agreements related thereto shall be effective.

           (d) (i) The Plan of Reorganization shall have not been amended, altered, or modified, unless such amendment, alteration, or modification has been consented to by the Official Committee, Aetna and the Subject Lenders, which consents shall not be unreasonably withheld; as well as consented to by the Equity Investor to the extent such amendment, alteration or modification would cause the Plan of Reorganization not to be substantially in the form of the plan and/or term sheet attached to the Equity Commitment Letter and (ii) (A) if the Class 1 Claims are to receive Alternate Treatment A, the New Senior Secured Credit Agreement and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option (in form satisfactory to the Subject Lenders) and the other Plan Documents shall be reasonably satisfactory to the Subject Lenders, (B) the Aetna Registration Rights Agreement, the New Aetna Note, the New Aetna Warrant and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option (in form satisfactory to Aetna) and the other Plan Documents shall be reasonably satisfactory to Aetna, and (C) all Plan Documents (in form reasonably satisfactory to the Official Committee, the Equity Investor and the Subject Lenders), each shall be in full force and effect.

           The conditions specified herein may be waived in whole or in part by Reorganized Magellan in its sole discretion, with the consent of the Official Committee, the Subject Lenders and the Equity Investor, which consents shall not be unreasonably withheld. Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court, and without any formal action.

           10.3. EFFECT OF FAILURE OF CONDITIONS TO EFFECTIVE DATE.

           In the event the conditions specified in Section 10.2 have not been satisfied or waived, and upon written notification submitted by the Debtors to the Bankruptcy Court, (a) the Confirmation Order shall be vacated; (b) no distributions under the Plan of Reorganization shall be made; (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; and (d) all the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors, the Official Committee, the Informal Committee, Aetna, the Senior Lenders or any other entity in any further proceedings involving the Debtors.

           SECTION 11. EFFECT OF CONFIRMATION

           11.1. VESTING OF ASSETS.

           Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors' bankruptcy estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided herein. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

           11.2. DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS.

           The rights afforded in the Plan of Reorganization and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan of Reorganization, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest, and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.

           11.3. DISCHARGE OF DEBTORS.

           Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

           11.4. INJUNCTION.

           Except as otherwise expressly provided in the Plan of Reorganization, all persons or entities who have held, hold or may hold Claims or Equity Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Debtor, (c) creating, perfecting, or enforcing any encumbrance of any kind against any Debtor or against the property or interests in property of any Debtor, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Debtor or against the property or interests in property of any Debtor, with respect to any such Claim or Equity Interest.

           11.5. TERM OF INJUNCTIONS OR STAYS.

           Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

           11.6. INJUNCTION AGAINST INTERFERENCE WITH PLAN OF REORGANIZATION.

           Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan of Reorganization.

           11.7. EXCULPATION.

           None of the Debtors, Aetna, the Administrative Agent, the Official Committee, the Informal Committee, the Equity Investor nor any of their respective members, officers, directors, employees, agents, counsel or other professionals shall have or incur any liability to any Debtor, any Reorganized Debtor, any holder of any Claim or Equity Interest or any other entity for any act or omission in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, implementation or confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or property to be distributed under the Plan of Reorganization or any other act or omission in connection with the Plan of Reorganization, the Disclosure Statement or any contract, instrument, release, document or other agreement related thereto; provided, however that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence or the liability of the Equity Investor with respect to the Equity Commitment Letter and provided further that nothing in the Plan of Reorganization shall discharge Aetna of its obligations under the Aetna Amended MSA (and the other agreements and documents entered into with respect thereto). Any of the foregoing parties in all respects shall be entitled to rely on the advice of counsel with respect to any of the foregoing.

           11.8. RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS.

           (a) Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Debtors' estates.

           (b) Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan of Reorganization. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan of Reorganization may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

           11.9. NO IMPAIRMENT OF RIGHTS UNDER EXIT FINANCING.

           Nothing contained in this Section 11 shall impair, enjoin, stay or otherwise impede any lender (or agent for any lender) providing Exit Financing from exercising any rights and/or remedies under or in connection with any credit agreement, security agreement, pledge agreement or other document or instrument evidencing such Exit Financing or from exercising any rights and remedies under applicable non-bankruptcy law with respect thereto.

           SECTION 12. RETENTION OF JURISDICTION

           On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

               (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

               (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date.

               (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

               (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

               (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

               (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

               (g) To hear and determine any application to modify the Plan of Reorganization in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan of Reorganization, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

               (h) To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

               (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

               (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan of Reorganization or to maintain the integrity of the Plan of Reorganization following consummation.

               (k) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

               (l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

               (m) To hear and determine any other matters related to the Plan of Reorganization and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

               (n) To determine any other matters that may arise in connection with or are related to the Plan of Reorganization, the Disclosure Statement, the Confirmation Order any of the Plan Documents, or any other contract, instrument, release or other agreement or document related to the Plan of Reorganization, the Disclosure Statement or the Plan Supplement.

               (o) To enter a final decree closing the Reorganization Cases.

               (p) To recover all assets of the Debtors and property of the Debtors' estates, wherever located.

               (q) To hear and determine any rights, claims or causes of action held by, or accruing to, any of the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory.

           Notwithstanding anything in this Section 12, the Bankruptcy Court shall not have any jurisdiction with respect to any Exit Financing.

           SECTION 13. MISCELLANEOUS PROVISIONS

           13.1. PAYMENT OF STATUTORY FEES.

           On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

           13.2. RETIREE BENEFITS.

           On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy
Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits.

           13.3. DISSOLUTION OF STATUTORY COMMITTEE OF UNSECURED CREDITORS.

           As of the Effective Date, the Official Committee shall dissolve and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Reorganization Cases and the retention and employment of the legal and financial professionals retained by the Official Committee shall also terminate as of the Effective Date; provided, however, that the Official Committee and its professionals shall be retained with respect to (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, (b) motions seeking the enforcement of the provisions of the Plan of Reorganization and the transactions contemplated hereunder or the Confirmation Order and (c) any matter pending as of the Effective Date until such matter is resolved by a Final Order. Any fees incurred by the Official Committee's legal and financial professional after the Effective Date shall be paid by Reorganized Magellan without the need to file any fee application or obtain the Bankruptcy Court's approval.

           13.4. SUBSTANTIAL CONSUMMATION.

           On the Effective Date, the Plan of Reorganization shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

           13.5. AMENDMENTS.

           (a) Plan of Reorganization Modifications. With the consent of the Official Committee, Aetna and the Subject Lenders which consent shall not be unreasonably withheld, the Plan of Reorganization may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct provided that no such amendment, modification or supplement may be made without the consent of the Equity Investor to the extent such amendment, modification or supplement would cause the Plan of Reorganization not to be substantially in the form of the plan and/or term sheet attached to the Equity Commitment Letter. After the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan of Reorganization, the Debtors or the Reorganized Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan of Reorganization.

           (b) Other Amendments. Prior to the Effective Date , with the consent of the Official Committee, Aetna and the Subject Lenders, which consent shall not be unreasonably withheld, the Debtors may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests and provided further that no such modification or adjustment may be made without the consent of the Equity Investor to the extent such modification or adjustment would cause the Plan of Reorganization not to be substantially in the form of the plan and/or term sheet attached to the Equity Commitment Letter.

           13.6. REVOCATION OR WITHDRAWAL OF THE PLAN OF REORGANIZATION.

           The Debtors reserve the right to revoke or withdraw the Plan of Reorganization prior to the Effective Date. If the Debtors take such action, the Plan of Reorganization shall be deemed null and void.

           13.7. SEVERABILITY.

           If, prior to the entry of the Confirmation Order, any term or provision of the Plan of Reorganization is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan of Reorganization will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan of Reorganization, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

           13.8. GOVERNING LAW.

           Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto or a schedule or document in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

           13.9. TIME.

           In computing any period of time prescribed or allowed by the Plan of Reorganization, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

           13.10. NOTICES.

           All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                        Magellan Health Services, Inc.
                        6950 Columbia Gateway Drive
                        Columbia, MD 21046
                        Attn:  Megan Arthur, Esq.
                        Corporate Executive Vice President and General Counsel
                        (410) 953-4705 (phone)
                        (410) 953-4715 (fax)
                        e-mail: mmarthur@magellanhealth.com

                                   - and -

                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, New York  10153
                        Attn:  Stephen Karotkin, Esq.
                        Telephone:  (212) 310-8000
                        Telecopier:  (212) 310-8007

                                   - and -

                        Akin Gump Strauss Hauer & Feld LLP
                        590 Madison Avenue, 22nd Floor
                        New York, New York 10022
                        Attn:  Michael Stamer, Esq.
                        Telephone:  (212) 872-1000
                        Telecopier:  (212) 872-1002


           13.11. SECTION HEADINGS.

           The section headings contained in this Plan of Reorganization are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan of Reorganization.

           13.12. EXEMPTION FROM TRANSFER TAXES.

           Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan of Reorganization, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

           13.13. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.

           Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan of Reorganization.

           13.14. INJUNCTION REGARDING WORTHLESS STOCK DEDUCTIONS.

           Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any "fifty percent shareholder" within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interests held by such entity for any taxable year of such shareholder ending prior to the Effective Date.

           13.15. COMPLIANCE WITH TAX REQUIREMENTS.

           In connection with the Plan of Reorganization, the Debtors and the Disbursing Agents will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

13.16.     IMPAIRMENT OF RIGHTS OF EXIT FINANCING LENDERS.

           Nothing in this Plan shall impair the rights of any lender (or agent for any lender) providing Exit Financing under the commitment letter or fee letter executed with respect to the Exit Financing approved by the Bankruptcy Court.

Dated:     New York, New York
           August 18, 2003

                Respectfully submitted,

                MAGELLAN HEALTH SERVICES INC.

                  By:   /s/ Mark S. Demilio
                        -------------------------------
                        Name: Mark S. Dimilio
                        Title: Executive President,
                               Chief Financial Officer

                ADVANTAGE BEHAVIORAL SYSTEMS, INC.
                ADVOCARE OF TENNESSEE, INC.
                AGCA NEW YORK, INC.
                AGCA, INC.
                ALLIANCE HEALTH SYSTEMS, INC.
                ALLIED SPECIALTY CARE SERVICES, LLC
                CARE MANAGEMENT RESOURCES, INC.
                CHARTER ALVARADO BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER BAY HARBOR BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM AT FAIR OAKS, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM AT HIDDEN BROOK, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM AT POTOMAC RIDGE, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF COLUMBIA, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF DALLAS, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF DELMARVA, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF LAKE CHARLES, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF MASSACHUSETTS, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF NASHUA, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.
                THE CHARTER BEHAVIORAL HEALTH SYSTEM OF NORTHWEST INDIANA, LLC CHARTER BEHAVIORAL HEALTH SYSTEM OF PADUCAH, INC.
                CHARTER BEHAVIORAL HEALTH SYSTEM OF TOLEDO, INC.
                CHARTER BEHAVIORAL OF LAYAFETTE, INC.
                CHARTER CENTENNIAL PEAKS BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER FAIRMOUNT BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER FENWICK HALL BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER FOREST BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER GRAPEVINE BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER HOSPITAL OF MOBILE, INC.
                CHARTER HOSPITAL OF SANTA TERESA, INC.
                CHARTER HOSPITAL OF ST. LOUIS, INC.
                CHARTER LAKESIDE BEHAVIORAL HEALTH SYSTEMS, INC.
                CHARTER LINDEN OAKS BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER MEDICAL - CLAYTON COUNTY, INC.
                CHARTER MEDICAL - LONG BEACH, INC.
                CHARTER MEDICAL OF EAST VALLEY, INC.
                CHARTER MEDICAL OF PUERTO RICO, INC.
                CHARTER MILWAUKEE BEHAVIORAL HEALTH SYSTEM, INC.
                CHARTER MOB OF CHARLOTTESVILLE, INC.

                     CHARTER NORTHRIDGE BEHAVIORAL HEALTH SYSTEM, LLC
                     CMCI, INC.
                     CMFC, INC.
                     CMG HEALTH OF NEW YORK, INC.
                     CMG HEALTH, INC.
                     CONTINUUM BEHAVIORAL HEALTHCARE CORPORATION
                     CORRECTIONAL BEHAVIORAL SOLUTIONS OF INDIANA, INC. CORRECTIONAL BEHAVIORAL SOLUTIONS OF NEW JERSEY, INC. FLORIDA HEALTH FACILITIES, INC.
                     GPA OF PENNSYLVANIA, INC.
                     GREEN SPRING HEALTH SERVICES, INC.
                     GREEN SPRING OF PENNSYLVANIA, INC.
                     GROUP PLAN CLINIC, INC.
                     HAWAII BIODYNE, INC.
                     HUMAN AFFAIRS INTERNATIONAL OF PENNSYLVANIA, INC. IHEALTH TECHNOLOGIES, LLC
                     INROADS BEHAVIORAL HEALTH SERVICES OF TEXAS, LP LOUISIANA BIODYNE, INC.
                     MAGELLAN BEHAVIORAL HEALTH OF WASHINGTON, INC. MAGELLAN BEHAVIORAL HEALTH SYSTEMS, LLC
                     MAGELLAN BEHAVIORAL HEALTH, INC.
                     MAGELLAN BEHAVIORAL OF MICHIGAN, INC.
                     MAGELLAN CAPITAL, INC.
                     MAGELLAN CBHS HOLDINGS, INC.
                     MAGELLAN HRSC, INC.
                     MAGELLAN PUBLIC SOLUTIONS, INC.
                     MAGELLAN SPECIALTY HEALTH, INC.
                     MANAGED CARE SERVICES MAINSTAY OF CENTRAL PA, INC. MBC FEDERAL PROGRAMS, INC.
                     MBC NATIONAL SERVICE CORPORATION
                     MBC OF AMERICA, INC.
                     MBC OF NEW MEXICO, INC.
                     MBC OF TENNESSEE, INC.
                     MBC OF NEW YORK, INC., A NEW YORK INDEPENDENT PRACTICE ASSOCIATION
                     MBC OF TENNESSEE, LLC
                     MBH CAPITAL, INC.
                     MBH OF PUERTO RICO, INC.
                     MERIT BEHAVIORAL CARE CORPORATION
                     MERIT BEHAVIORAL CARE OF FLORIDA, INC.
                     MERIT BEHAVIORAL CARE OF MASSACHUSETTS, INC.
                     MERIT INROADS BEHAVIORAL HEALTH
                     SERVICES OF ILLINOIS, LLC MERIT
                     INROADS BEHAVIORAL HEALTH SERVICES,
                     LLC NEW GPA, INC.
                     P.P.C GROUP, INC.
                     P.P.C., INC.
                     PERSONAL PERFORMANCE CONSULTANTS OF NEW YORK, INC.

               PREMIER HOLDINGS, INC.
               VIVRA, INC.
               WESTWOOD/PEMBROKE HEALTH SYSTEM LIMITED PARTNERSHIP.

               BY: MAGELLAN HEALTH SERVICE, INC., as agent and attorney-in-fact for each of the foregoing entities


                         By: /s/ Mark S. Demilio
                             ---------------------------------------------------
                             Name: Mark S. Demilio
                             Title: Executive Vice President,
                                    Chief Financial Officer

                                   SCHEDULE A

Advantage Behavioral Systems, Inc.
AdvoCare of Tennessee, Inc.
AGCA New York, Inc.
AGCA, Inc.
Alliance Health Systems, Inc.
Allied Specialty Care Services, LLC
Care Management Resources, Inc.
Charter Alvarado Behavioral Health System, Inc.
Charter Bay Harbor Behavioral Health System, Inc.
Charter Behavioral Health System at Fair Oaks, Inc.
Charter Behavioral Health System at Hidden Brook, Inc.
Charter Behavioral Health System at Potomac Ridge, Inc.
Charter Behavioral Health System of Columbia, Inc.
Charter Behavioral Health System of Dallas, Inc.
Charter Behavioral Health System of Delmarva, Inc.
Charter Behavioral Health System of Lake Charles, Inc.
Charter Behavioral Health System of Massachusetts, Inc.
Charter Behavioral Health System of Nashua, Inc.
Charter Behavioral Health System of New Mexico, Inc.
The Charter Behavioral Health System of Northwest Indiana, LLC
Charter Behavioral Health System of Paducah, Inc.
Charter Behavioral Health System of Toledo, Inc.
Charter Behavioral of Layafette, Inc.
Charter Centennial Peaks Behavioral Health System, Inc.
Charter Fairmount Behavioral Health System, Inc.
Charter Fenwick Hall Behavioral Health System, Inc.
Charter Forest Behavioral Health System, Inc.
Charter Grapevine Behavioral Health System, Inc.
Charter Hospital of Mobile, Inc.
Charter Hospital of Santa Teresa, Inc.
Charter Hospital of St. Louis, Inc.
Charter Lakeside Behavioral Health Systems, Inc.
Charter Linden Oaks Behavioral Health System, Inc.
Charter Medical - Clayton County, Inc.
Charter Medical - Long Beach, Inc.
Charter Medical of East Valley, Inc.
Charter Medical of Puerto Rico, Inc.
Charter Milwaukee Behavioral Health System, Inc.
Charter MOB of Charlottesville, Inc.
Charter Northridge Behavioral Health System, LLC
CMCI, Inc.
CMFC, Inc.
CMG Health of New York, Inc.
CMG Health, Inc.
Continuum Behavioral Healthcare Corporation
Correctional Behavioral Solutions of Indiana, Inc.
Correctional Behavioral Solutions of New Jersey, Inc.
Florida Health Facilities, Inc.
GPA of Pennsylvania, Inc.

Green Spring Health Services, Inc.
Green Spring of Pennsylvania, Inc.
Group Plan Clinic, Inc.
Hawaii Biodyne, Inc.
Human Affairs International of Pennsylvania, Inc.
iHealth Technologies, LLC
INROADS Behavioral Health Services of Texas, LP
Louisiana Biodyne, Inc.
Magellan Behavioral Health of Washington, Inc.
Magellan Behavioral Health Systems, LLC
Magellan Behavioral Health, Inc.
Magellan Behavioral of Michigan, Inc.
Magellan Capital, Inc.
Magellan CBHS Holdings, Inc.
Magellan HRSC, Inc.
Magellan Public Solutions, Inc.
Magellan Specialty Health, Inc.
Managed Care Services Mainstay of Central PA, Inc.
MBC Federal Programs, Inc.
MBC National Service Corporation
MBC of America, Inc.
MBC of New Mexico, Inc.
MBC of Tennessee, Inc.
MBC of New York, Inc., A New York Independent Practice Association
MBC of Tennessee, LLC
MBH Capital, Inc.
MBH of Puerto Rico, Inc.
Merit Behavioral Care Corporation
Merit Behavioral Care of Florida, Inc.
Merit Behavioral Care of Massachusetts, Inc.
Merit INROADS Behavioral Health Services of Illinois, LLC Merit INROADS Behavioral Health Services, LLC New GPA, Inc.
P.P.C Group, Inc.
P.P.C., Inc.
Personal Performance Consultants of New York, Inc.
Premier Holdings, Inc.
Vivra, Inc.
Westwood/Pembroke Health System Limited Partnership

                                   SCHEDULE B

                    RIGHTS PARTICIPATION DISPUTED CLAIMS LIST

If an Other General Unsecured Claim is listed on this Schedule B, the holder of such Claim is not entitled to participate in the Equity Offering unless such holder obtains a Bankruptcy Court order estimating the amount of such Other General Unsecured Claim for purposes of participating in the Equity Offering pursuant to Article 9 of the Plan prior to the Subscription Expiration Date.

------------------------------------ ----------------------------- ------------------------------- -------------------------------
Name of Entity Filing Claim          Claim Number                  Amount of the Claim (as Filed)  Name of Debtor and Case Number
------------------------------------ ----------------------------- ------------------------------- -------------------------------

------------------------------------ ----------------------------- ------------------------------- -------------------------------

------------------------------------ ----------------------------- ------------------------------- -------------------------------

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

                                  SCHEDULE 8.1

 SCHEDULE OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED PURSUANT TO THE PLAN

           Inclusion of any contract or lease included herein is not an admission that such contract or lease is an executory contract or unexpired lease. The Debtors hereby reserve their rights to assert that any of the contracts or leases on this Schedule 8.1 are not executory contracts or unexpired leases.

------------------------------- --------------------- ------------------------------------ -------------- -------------------------
DESCRIPTION OF AGREEMENT        DEBTOR                CONTRACTING PARTY                    EFFECTIVE DATE    CONTACT INFORMATION
------------------------------- --------------------- ------------------------------------ -------------- -------------------------
  Master Services Agreement for Magellan Health       USinternetworking, Inc               12/21/000       Alex Schoen
  iMap Services and associated  Services, Inc.                                                             29 Cherokee
  Service Schedules                                                                                        Drive
                                                                                                           Richboro PA
                                                                                                           18954
------------------------------- --------------------- ------------------------------------ -------------- -------------------------

------------------------------- --------------------- ------------------------------------ -------------- -------------------------
Perpetual License Agreement     Magellan Health       Epotec, Inc.                         1/01/03         56 West Main
                                Services, Inc.                                                             Street  #204
                                                                                                           Christiana, DE
                                                                                                           19702
------------------------------- --------------------- ------------------------------------ -------------- -------------------------

------------------------------- --------------------- ------------------------------------ -------------- -------------------------
Local Services Agreement        Magellan Behavioral   PaeTec Communications                10/08/99        290 Woodcliff
                                Health, Inc.                                                               Drive
                                                                                                           Fairport, NY
                                                                                                           14450
                                                                                                           Attn: General
                                                                                                           Counsel
------------------------------- --------------------- ------------------------------------ -------------- -------------------------

------------------------------- --------------------- ------------------------------------ -------------- -------------------------
Standard License Agreement      Magellan Health       WoltersKluwer Health (formerly       5/01/01         8425 Woodfield Crossing
                                Services, Inc.        known as Facts & Comparisons;                        Boulevard, #490
                                                      formerly known as FirstData Bank)                    Indianapolis, IN
                                                                                                           46240-2495
                                                                                                           317-735-5300
------------------------------- --------------------- ------------------------------------ -------------- -------------------------
Purity Protection Plan/Rental   Magellan Behavioral   Quench, Inc                          10/29/1999      Quench, Inc.
Agreement                       Health, Inc.                                                               24 East 23rd St.
                                                                                                           3rd Floor
                                                                                                           New York, NY  10010
------------------------------- --------------------- ------------------------------------ -------------- -------------------------

------------------------------- --------------------- ------------------------------------ -------------- -------------------------
Omni Teleinterpreting Contract  Merit Behavioral      Omni Lingual Services, Inc.          10/28/1998      1329 Thousand Oaks Blvd
Agreement                       Care Corporation                                                           2nd Floor
                                                                                                           Thousand Oaks, CA  91382
------------------------------- --------------------- ------------------------------------ -------------- -------------------------

------------------------------- --------------------- ------------------------------------ -------------- -------------------------
Employment Agreement            Magellan Health       Michael Alexander                    6/26/02         11505 Craig Court
                                Services, Inc.                                                             Apt. 214
                                                                                                           St. Louis, MO 63146
------------------------------- --------------------- ------------------------------------ -------------- -------------------------


                                    55

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Behavioral   Gary Anderson                        4/01/00        1475 Ridgetree Trail
                               Health, Inc.                                                              Wildwood, MO 63021
--------------------------- ---------------------  ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Health       Megan Arthur                         8/01/02        7706 Graystone Court
                               Services, Inc.                                                            Ellicott City, MD 21043
--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Health       Nancy Baba                           3/30/01        47 Ernest Drive
                               Services, Inc.                                                            Durham, CT 06422
--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Health       Gergory Bayer                        12/4/99        469 Pine Bend Drive
                               Services, Inc.                                                            Chesterfield, MO 63005
--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Behavioral   Scott Beardsley                      7/22/03        932 Cloverhill Road
                               Health, Inc.                                                              Wynnewood, PA 19096
--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Behavioral   Jonathan Book                        10/1/99        10 Chellis Court
                               Health, Inc.                                                              Owings Mills, MD 21117

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Health       Debra Chaneski                       7/01/02        13 Ashbrook Drive
                               Services, Inc.                                                            Edison, NJ 08820
--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------

--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Behavioral   Edward Christie                      10/01/99        4 Grayhawk Lane
                               Health, Inc.                                                               Thornton, PA 19373

---------------------------  ---------------------- ----------------------------------- ------------ ------------------------------

---------------------------  --------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Behavioral   Margaret Decarlis                    10/01/99        2806 Quail Creek Court
                               Health, Inc.                                                             Ellicott City, MD 21042
---------------------------  ---------------------- ----------------------------------- ------------- -----------------------------

---------------------------  --------------------- ------------------------------------ ------------- -----------------------------
Employment Agreement           Magellan Health       Michael Evans                        7/01/02       24 Wanderwood Way
                               Services, Inc                                                            Sandy, UT 84092
--------------------------- ---------------------- ------------------------------------ ------------- -----------------------------


                                   56

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Health       Mark Demilio                          10/01/02      104 Sagewood Court
                               Services, Inc                                                             Sparks, MD 21152
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Wayne Feest                          10/01/99       12399 Lynnwood Blvd.
                               Health, Inc.                                                              Carmel, IN 46033
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Aron Halfin                          10/01/99       225 Azalea Cove Lane
                               Health, Inc.                                                              Alpharetta, GA 30202
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Deborah Heggie                       10/01/99       7111 Moorland Drive
                               Health, Inc.                                                              Clarksville, MD 21029
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Suzanne Kunis                        10/01/99       14 Hillside Drive
                               Health, Inc.                                                              East Hanover, NJ 07936

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Health       Patrick Lang                         10/15/02       5003 St. Charles Place
                               Services, Inc.                                                            Carmel, IN 46033

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Health       Jay Levin                            4/08/02         5516 Putnam Drive
                               Services, Inc                                                              West Bloomfield, MI
                                                                                                          48323

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Health       Ruth Caskie Lewis-Clapper            8/01/02        2907 New Rover Road
                               Services, Inc                                                             West Friendship, MD
                                                                                                         21794
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Dennis Moody                         10/01/99       11650 Masters Run
                               Health, Inc.                                                              Ellicott City, MD 21042
----------------------------- --------------------- ------------------------------------ -------------  ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Commitment Letter              Merit Behavioral      Stephen Niemi                        11/19/97       8123 Hadfield
                               Care Corporation                                                          Johnston, IA 50131
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------


                                   57

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   RobertOdenheimer                     10/01/99        3509 Armfield Farm Drive
                               Health, Inc.                                                             Chantilly, VA 20151
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Mark Santangelo                      10/01/99        1830 Quarter Horse Drive
                               Health, Inc.                                                             Woodstock, MD 21163
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Health       Robert Sirian                        11/26/01        1 Lovelock Court
                               Services, Inc.                                                           Baltimore, MD 21236
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Health       Deborah Trout                        8/01/02         3116 Spring House Court
                               Services, Inc.                                                             Woodbine, MD 21797
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Commitment Letter              Merit Behavioral      Charles Wadle                        11/20/95        2205 South 11th Street
                               Care Corporation                                                           West Des Moines, IA
                                                                                                          50265
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Commitment Letter              Merit Behavioral      Jeffrey West                         9/16/97         11720 Middleview Drive
                               Care Corporation                                                           Des Peres, MO 63131
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------
Employment Agreement           Magellan Behavioral   Linda Worthylake                     10/01/99        4058A Flad
                               Health, Inc.                                                               St. Louis, MO 63110
------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

------------------------------ --------------------- ------------------------------------ ------------- ---------------------------

                                   58